Exhibit 10.60

REIMBURSEMENT AGREEMENT

dated as of

December 31, 2009,

Among

LINCOLN REINSURANCE COMPANY OF VERMONT I
and
LINCOLN FINANCIAL HOLDINGS, LLC II,
as Loan Parties,

the Lenders Party Hereto,

and

CREDIT SUISSE AG, NEW YORK BRANCH,
as Issuing Lender and Administrative Agent

Credit Suisse AG, New York Branch,
as Structuring Agent

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS
Page

ARTICLE I	DEFINITIONS	1
SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Interpretive Provisions	14
SECTION 1.03.	Accounting Terms.	14
SECTION 1.04.	References to Agreements and Laws	15
SECTION 1.05.	Days/Times of Day	15
SECTION 1.06.	Joint and Several	15
ARTICLE II	LETTER OF CREDIT	15
SECTION 2.01.	Letter of Credit.	15
SECTION 2.02.	Termination; Reduction.	21
SECTION 2.03.	Fees.	23
SECTION 2.04.	Increased Costs; Capital Adequacy; Illegality; Inability to Determine Rates; Reserves and Other Costs Relating to Eurodollar Rate Obligations; Requests for Compensation; Mitigation. 23
SECTION 2.05.	Taxes.	25
SECTION 2.06.	Payments Generally.	29
SECTION 2.07.	Evidence of Indebtedness	30
SECTION 2.08.	Treatment of Agreement	31
SECTION 2.09.	Status of Issuing Lender	31
ARTICLE III	REPRESENTATIONS AND WARRANTIES	31
SECTION 3.01.	Representations and Warranties of the Borrower	31
SECTION 3.02.	Representations and Warranties of the Parent	34
ARTICLE IV	CONDITIONS	37
SECTION 4.01.	Closing Date	37
SECTION 4.02.	Issuance or Amendment of the Letter Credit	38
ARTICLE V	COVENANTS	39
SECTION 5.01.	Borrower Covenants	39
SECTION 5.02.	Parent Covenants	51
ARTICLE VI	EVENTS OF DEFAULT	60
SECTION 6.01.	Events of Default	60
SECTION 6.02.	Remedies Upon an Event of Default	62
SECTION 6.03.	Application of Funds	63
ARTICLE VII	AGENCY	64
SECTION 7.01.	Appointment.	64

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

-i-

SECTION 7.02.	Delegation of Duties	64
SECTION 7.03.	Exculpatory Provisions	65
SECTION 7.04.	Reliance on Communications	65
SECTION 7.05.	Notice of Default	66
SECTION 7.06.	Non-Reliance on Administrative Agent and Other Lenders	66
SECTION 7.07.	Indemnification	67
SECTION 7.08.	Administrative Agent in Its Individual Capacity	67
SECTION 7.09.	Successor Administrative Agent	68
SECTION 7.10.	No Other Duties, Etc	68
ARTICLE VIII	MISCELLANEOUS	68
SECTION 8.01.	Notices	68
SECTION 8.02.	Waivers; Amendments	69
SECTION 8.03.	Expenses; Indemnity.	70
SECTION 8.04.	Successors and Assigns	71
SECTION 8.05.	Counterparts; Integration; Effectiveness	73
SECTION 8.06.	Governing Law; Jurisdiction.	73
SECTION 8.07.	Right of Setoff	74
SECTION 8.08.	Confidentiality	74
SECTION 8.09.	Severability	75
SECTION 8.10.	WAIVER OF JURY TRIAL	75
SECTION 8.11.	USA Patriot Act	75
SECTION 8.12.	No Waiver; Cumulative Remedies	75
SECTION 8.13.	Payments Set Aside	75
SECTION 8.14.	No Advisory or Fiduciary Responsibility	76

SCHEDULES:

Schedule 2.01 – Commitments

EXHIBITS:

Exhibit A                Form of Assignment and Acceptance
Exhibit B-1             Form of Request for Issuance
Exhibit B-2             Form of Request for Amendment
Exhibit C-1	Form of Opinion of Primmer Piper Eggleston & Cramer PC, Vermont Counsel to the Borrower
Exhibit C-2	Form of Opinion of Sidley Austin LLP (Chicago), Counsel to the Borrower, the Parent, LNC and the Beneficiary
Exhibit C-3             Form of Opinion of In-House Counsel for the Beneficary, the Underlying Ceding Company and LNC
Exhibit C-4	Form of Opinions of Barnes & Thornburg LLP, Counsel to the
Beneficiary
Exhibit D                Form of Letter of Credit
Exhibit E                 Form of Certificate of Financial Officer of the Borrower
Exhibit F                 Permitted Expenses

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

-ii-

Exhibit G                Dividend Payment Formula
Exhibit H                Parent Account Amount

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

-iii-

REIMBURSEMENT AGREEMENT (this “Agreement”), dated as of December 31, 2009, among LINCOLN REINSURANCE COMPANY OF VERMONT I, a Vermont special purpose financial captive insurance company and a wholly-owned subsidiary of the Parent (as defined below) (the “Borrower”), LINCOLN FINANCIAL HOLDINGS, LLC II, a Delaware limited liability company and a wholly-owned subsidiary of the Beneficiary (as defined below) (the “Parent” and, together with the Borrower, the “Loan Parties”), the several banks and other financial institutions from time to time parties hereto as Lenders, and CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), as issuing lender (in such capacity, together with its successors and assigns, the “Issuing Lender”) and as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”).
The parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:
“Administrative Agent” has the meaning assigned to it in the preamble hereto.
“Administrative Agent’s Account” means the account of the Administrative Agent at Credit Suisse AG, New York Branch, SDS Code: CSFBNYBNYCUS, AC#: 890 037 4179.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.
“Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and the partners, officers, directors, employees, agents and advisors of such Persons and Affiliates.
“Agreement” has the meaning assigned to it in the preamble hereto.
“Applicable Insurance Regulatory Authority” means, with respect to the Borrower or the Beneficiary, as the case may be, the insurance department or similar insurance regulatory or administrative authority or agency of the jurisdiction in which such Person is domiciled.
“Applicable Percentage” means, with respect to any Lender, the percentage of the Total Commitment represented by such Lender’s Commitment.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Application” means the application for the Certificate of Authority submitted by the Borrower to the Department on June 19, 2009, as amended or supplemented as of the date hereof.
“Appointed Actuary” means the appointed actuary of the Borrower, as identified in its Plan of Operation.
“Approval” means the prior approval of the Commissioner in accordance with the terms of the Licensing Order for the payment by the Borrower of any Reimbursement Obligation payable hereunder.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus *% and (b) the Prime Rate.
“Beneficiary” means The Lincoln National Life Insurance Company, an Indiana life insurance company.
“Beneficiary Letter Agreement” means that certain Letter Agreement, dated the date hereof, between the Beneficiary and the Administrative Agent.
“Borrower” has the meaning assigned to it in the preamble hereto.
“Borrower Collateral” means “Collateral”, as defined in the Borrower Security Agreement.
“Borrower Control Agreement” means the Collateral Account Control Agreement dated the date hereof, among the Borrower, the Administrative Agent and The Bank of New York Mellon relating to the Surplus Account.
“Borrower Custody Agreement” means the Global Custody Agreement, dated December 31, 2009, by and between the Borrower and The Bank of New York Mellon, as custodian of the Surplus Account.
“Borrower Investment Advisor Contract” means the Investment Advisor Contract, dated the date hereof, between the Borrower and the Investment Advisor.
“Borrower Investment Guidelines” means the investment guidelines attached as Schedule B to the Borrower Investment Advisor Contract.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Borrower Security Agreement” means the Security Agreement dated the date hereof and entered into between the Borrower and the Administrative Agent.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to remain closed and, if such day relates to the Eurodollar Rate, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
“Certificate of Authority” means Certificate of Authority No. 865 issued by the Department in respect of the Borrower on October 2, 2009.
“Certificate of General Good” means the Certificate of General Good issued by the Department in respect of the Borrower on April 30, 2009.
“Change in Law” means (a) the adoption, introduction, effectiveness, phase-in or applicability of any Law after the date of this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or such Lender’s Lending Office) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
“Closing Date” means the date on which the conditions specified in Sections 4.01 and 4.02 are satisfied (or waived in accordance with Section 8.02) and the Letter of Credit is Issued.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means the Borrower Collateral and the Parent Collateral.
“Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the Reimbursement Obligations (whether or not contingent), cash or cash equivalents with an aggregate fair market value (determined as of such time by the Administrative Agent) equal to the LOC Exposure, all pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.
“Commissioner” means the Commissioner of the Department.
“Commitment” means, in the case of any Lender, its obligation to purchase participations in LOC Exposure in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Company Action Level Risk Based Capital” has the meaning ascribed to it in Section 8301(12)(A) of Title 8 of the Vermont Statutes Annotated.
“Constituent Documents” means, with respect to any entity, the certificate of incorporation, bylaws, limited liability company agreement, certificate of formation or equivalent constituent documents of such entity, and, when used in relation to the Borrower, shall also include the Plan of Operation, the Licensing Order, the Certificate of General Good and the Certificate of Authority.
“Control” has the meaning specified in the definition of “Affiliate”.
“Control Agreements” means the Borrower Control Agreement and the Parent Control Agreement.
“Covered Liabilities” has the meaning ascribed thereto in the Reinsurance Agreement.
“Credit Suisse” has the meaning assigned to it in the preamble hereto.
“Custody Agreements” means the Borrower Custody Agreement and the Parent Custody Agreement.
“Deal Model” means the deal model in respect of the Borrower included in the Application filed with the Department.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservation, dissolution, bankruptcy, assignment for the benefit of creditors, moratorium, rehabilitation, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, any state of the United States or any other applicable jurisdiction (including those of an Applicable Insurance Regulatory Authority) from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time or both, would, unless cured or waived, be an Event of Default.
“Department” means the Vermont Department of Banking, Insurance, Securities and Health Care Administration.
“Dividend Payment Date” has the meaning assigned to in on Exhibit G hereto.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Dividend Payment Formula” means the Dividend Payment Formula set forth on Exhibit G hereto.
“Dollars” or “$” refers to lawful money of the United States of America.
“Draw Certification Notice” means a Draw Certification Notice in the form attached as Exhibit B to the Letter of Credit.
“Drawn Rate” means, as of any date of determination (and subject to Section 2.04(c)), the sum of the Eurodollar Rate then in effect plus *% per annum.
“Effective Date” means December 31, 2009.
“Eurodollar Rate” means, for any Interest Period with respect to a Reimbursement Obligation, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or another commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the Eurodollar Rate for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars, for delivery in same day funds on the first day of such Interest Period in the approximate amount of the related Reimbursement Obligation and with a term equivalent to such Interest Period, would be offered to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
“Event of Default” has the meaning assigned to it in Article VI.
“Excluded Taxes” means, with respect to the Administrative Agent, the Issuing Lender or any other Lender, any Participant or such Person’s applicable lending office, or any branch or affiliate thereof, or any other recipient of any payment to be made by or on account of any obligation of a Loan Party hereunder, (a) income Taxes, franchise Taxes or similar Taxes, in each case imposed on (or measured by) such Persons’ or such other recipient’s net income by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such Person or recipient is organized or in which its principal office is located or, in the case of the Issuing Lender or any other Lender, in which its applicable lending office is located, or, in the case of a jurisdiction (or any political subdivision thereof) that imposes Taxes on the basis of management or control or any other concept or principle of residence, the jurisdiction (or any political subdivision thereof) in which such Person or recipient is so resident, (b) Taxes imposed by reason of any present or former connection between such Person or recipient and the jurisdiction (or any political subdivision thereof) imposing such Taxes, other

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

than a connection arising as a result of the execution and delivery of this Agreement, the Issuance of the Letter of Credit hereunder or the performance of any action provided for or the enforcement of any rights hereunder, (c) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (d) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender designates a new lending office, except to the extent that such Foreign Lender was entitled, at the time of designation of a new lending office, to receive additional amounts from the Borrower with respect to such withholding pursuant to Section 2.05(a), (e) in the case of a Participant, any withholding tax that is imposed at the time such Participant becomes a party to this Agreement on amounts payable to such Participant, except to the extent that its assignor was entitled, at the time of such assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.05(a), and (f) any withholding tax that is attributable to such Person’s failure to comply with Section 2.05(e).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Credit Suisse on such day on such transactions as reasonably determined by the Administrative Agent.
“Fee Letter” means the fee letter, dated the date hereof, by and among the Borrower, the Parent, LNC, the Administrative Agent and the Issuing Lender.
“Fee Payment Date” has the meaning ascribed thereto in the Fee Letter.
“Financial Officer” means the chief financial officer, principal accounting officer or treasurer of the Borrower or the Parent, as applicable.
“Foreign Lender” means a Lender (including, if applicable, the Issuing Lender) that is not a U.S. Person.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Funding Costs” means all losses, costs and expenses incurred by the Issuing Lender or any other Lender as a result of the Loan Parties’ failure to pay any Reimbursement Obligation on or prior to the Issuing Lender Reimbursement Date, but only to the extent such losses, costs or expenses relate to (a) in the case of the Issuing Lender, the funding of the related

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

LOC Disbursement and (b) in the case of any other Lender, the funding by such Lender of its risk participation in the unreimbursed amount of such LOC Disbursement to the Issuing Lender.
“Funds Withheld Account” has the meaning ascribed thereto in the Reinsurance Agreement.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the Department.
“Indebtedness” of any Person means at any date, without duplication, whether or not included as indebtedness or liabilities in accordance with GAAP or SAP, as applicable, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business (d) all obligations of such Person as lessee under capital leases, (e) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds or similar instruments, (f) all indebtedness of others secured by a Lien on any asset owned or being purchased by such Person, whether or not such indebtedness is assumed by such Person or is limited in recourse, and (g) all indebtedness of others guaranteed by such Person. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any capital lease as of any date of determination shall be deemed to be the capitalized amount thereof that would appear on a balance sheet of the lessee thereunder prepared as of such date in accordance with GAAP or SAP, as applicable.

“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning assigned to it in Section 8.03(b).
“Information” has the meaning assigned to it in Section 8.08.
“Interest Period” means, with respect to any Reimbursement Obligation or any fee due and payable pursuant to Section 2.03, (a) initially, the period commencing on (i) the date of the related LOC Disbursement or (ii) the date following the date on which such fee is initially due and payable, as the case may be, and ending on the immediately succeeding Business Day,

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

and (b) thereafter, the period commencing on the last day of the immediately preceding Interest Period and ending on the immediately succeeding Business Day.
“Investment Advisor” means Delaware Investment Advisers, a series of Delaware Management Business Trust, or any successor thereto appointed in such capacity in accordance with the Borrower Investment Advisor Contract or the Parent Investment Advisor Contract, as applicable.
“Investment Advisor Contracts” means the Borrower Investment Advisor Contract and the Parent Investment Advisor Contract.
“Investment Company Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, as amended from time to time.
“Issuance” means the issuance of the Letter of Credit in accordance with Section 2.01.
“Issuing Lender” has the meaning assigned to it in the preamble hereto.
“Issuing Lender Reimbursement Date” means, with respect to any LOC Disbursement, the Business Day next following the date on which such LOC Disbursement was made.
“Law” means (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Governmental Authority or any provisions of any of the foregoing, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.
“Lenders” means the Persons listed as “Lenders” on Schedule 2.01 and any other Person that shall have become a Lender pursuant to an Assignment and Acceptance, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the Issuing Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender specified in such Lender’s Administrative Questionnaire, or such other office or offices as such Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” has the meaning assigned to it in Section 2.01(a)(i).  The Letter of Credit shall be substantially in the form of Exhibit D.
“Licensing Order” means the Licensing Order issued by the Department to the Borrower dated October 2, 2009.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
“LNC” means Lincoln National Corporation, an Indiana Corporation.
“Loan Documents” means this Agreement, the Security Documents, the Request for Issuance, each Request for Amendment, the Fee Letter and any other document, agreement or instrument entered into by the Borrower, the Parent, LNC and/or the Beneficiary with the Administrative Agent, the Issuing Lender and/or any other Lender in connection with this Agreement or the Letter of Credit.
“Loan Parties” has the meaning assigned to it in the preamble hereto.
“LOC Disbursement” means the amount of any drawing honored by the Issuing Lender pursuant to the Letter of Credit.
“LOC Exposure” means, as of any date of determination, the undrawn amount of the Letter of Credit plus the outstanding amount of all Reimbursement Obligations.
“Management Agreement” means the Management Agreement, dated May 8, 2009, by and between HSBC Insurance Agency (USA), Inc. and the Borrower, as amended and supplemented as of the date hereof.
“Mandatory LOC Reduction” has the meaning assigned to it in Section 2.02(a).
“Market Value” means (i) in the case of securities listed on an exchange or in an over-the-counter market, the closing price on such exchange or market (or the average of the closing bid- and asked-prices if there is no closing price) plus all accrued but unpaid interest on such securities through the last Business Day preceding the valuation date if such amount is not already reflected in such closing price (or such bid- and asked-prices); (ii) in the case of cash and cash equivalents, the face amount thereof; and (iii) in all other instances, as reasonably determined by the parties, and, in each case, subject to Sections 5.01(w) and 5.02(u), as applicable, of this Agreement.
“Master Services Adoption Agreement” means the Addition to Master Services Agreement, dated the date hereof, executed by the Borrower and acknowledged and accepted by LNC.
“Master Services Agreement” means the Master Services Agreement, effective as of April 3, 2006, among the providers and recipients parties thereto.
“Material Adverse Effect” means a material adverse effect upon (a) the business, financial condition, results of operations or prospects of a Loan Party, (b) the binding nature, validity or enforceability of this Agreement or any other Transaction Document to which either Loan Party is a party, (c) the ability of either Loan Party to perform its obligations under any

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Transaction Documents to which it is a party, or (d) the rights of the Administrative Agent, the Issuing Lender and the Lenders under the Transaction Documents.
“Obligations” means all debts, liabilities, obligations, covenants and duties of a Loan Party or LNC arising under any Loan Document or otherwise with respect to the Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against a Loan Party or LNC or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Optional LOC Reduction” has the meaning assigned to it in Section 2.02(b).
“Optional LOC Termination” has the meaning assigned to it in Section 2.02(b).
“Optional LOC Termination Date” means the date identified in a written notice from the Borrower to the Administrative Agent, the Issuing Lender and the Beneficiary as the date on which the Borrower wishes to effect an Optional Termination of the Letter of Credit.
“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise in respect of, this Agreement.
“Outstanding LOC Amount” means, with respect to any LOC Exposure on any date, the amount of such LOC Exposure at the close of business on such date after giving effect to any changes in the aggregate amount of the LOC Exposure as of such date, including such changes resulting from the payment by the Loan Parties of any Reimbursement Obligations under the Letter of Credit or any reductions in the maximum amount available for drawing under the Letter of Credit taking effect on such date.
“Parent”  has the meaning assigned to it in the preamble hereto.
“Parent Account” means the segregated account of the Parent established and maintained with The Bank of New York Mellon pursuant to the terms of the Parent Custody Agreement.
“Parent Collateral” means “Collateral”, as defined in the Parent Security Agreement.
“Parent Control Agreement” means the Collateral Account Control Agreement dated as of the date hereof among Parent, the Administrative Agent and The Bank of New York Mellon relating to the Parent Account.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Parent Custody Agreement” means the Global Custody Agreement, dated as of December 31, 2009, between Parent and The Bank of New York Mellon, as custodian of the Parent Account.
“Parent Investment Advisor Contract” means the Investment Advisor Contract, dated the date hereof, among the Parent, the Administrative Agent (for certain purposes) and the Investment Advisor.
“Parent Investment Guidelines” means the investment guidelines attached as Schedule B to the Parent Investment Advisor Contract.
“Parent Priority of Payments” has the meaning assigned to it in Section 5.02(p).
“Parent Security Agreement” means the Security Agreement dated the date hereof and entered into by and between Parent and the Administrative Agent.
“Participant” has the meaning assigned to it in Section 8.04(d).
“PDF”, when used in reference to notices via email attachment, means portable document format or a similar electronic file format.
“Permitted Expenses” means the fees and expenses (other than Obligations under the Loan Documents) due and payable by the Borrower under the Transaction Documents.  The Permitted Expenses and estimates thereof are set forth on Exhibit F hereto.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan of Operation” means the Plan of Operation of the Borrower, dated September 17, 2009.
“Primary Dealers” means those primary dealers listed from time to time on the “Primary Dealers List” (or any successor list) on the website of The Federal Reserve Bank of New York at http://www.newyorkfed.org/markets/pridealers_current.html.  In the event no such list exists, the Borrower and Administrative Agent shall cooperate in good faith to determine which dealers shall constitute “Primary Dealers” hereunder.
“Prime Rate” means, as of any day,  a fluctuating interest rate per annum equal to the then effective prime rate established by Credit Suisse as a general lending rate as certified by a responsible officer of Credit Suisse.  If Credit Suisse does not establish a prime rate, the Administrative Agent and the Borrower (or its designee) shall jointly select a commercial bank that publicly announces a prime rate and the prime rate publicly announced by that bank shall be used in place of Credit Suisse’s rate.  Any change in the prime rate resulting from a change in the

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

prime rate as established by Credit Suisse, or if Credit Suisse does not establish a rate, the prime rate of the commercial bank jointly selected by Administrative Agent and the Borrower (or its designee), shall become effective as of 12:01 a.m. on the Business Day on which such change is established or announced, as applicable and such prime rate need not be the lowest interest rate charged by Credit Suisse in respect of loans or other extensions of credit.
“Priority of Payments” has the meaning assigned to it in Section 5.01(s).
“Register” has the meaning set forth in Section 8.04(b).
“Reimbursement Obligation” has the meaning assigned to it in Section 2.01(d)(i).
“Reinsurance Agreement” means that certain Reinsurance Agreement, effective as of December 31, 2009, between the Borrower, as reinsurer thereunder, and the Beneficiary, as ceding insurer thereunder.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Request for Amendment” means a Request for Amendment in the form attached hereto as Exhibit B-2, appropriately completed and signed by a Responsible Officer of the Borrower.
“Request for Issuance” means a Request for Issuance in the form attached hereto as Exhibit B-1, appropriately completed and signed by a Responsible Officer of the Borrower.
“Required Lenders” means, as of any date of determination, Lenders whose aggregate Applicable Percentages equal more than *%.
“Responsible Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower.  Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“S&P Financial Strength Rating” means the insurance financial strength rating assigned to a particular insurance company by S&P as of any date of determination thereof.
“SAP” means the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Security Agreements” means the Borrower Security Agreement and the Parent Security Agreement.
“Security Documents” means the Security Agreements and the Control Agreements.
“Subject Business” means the “Policies” (as defined in the Reinsurance Agreement) reinsured by the Borrower under the Reinsurance Agreement.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares or securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
“Surplus Account” means one or more segregated accounts of the Borrower established and maintained with The Bank of New York Mellon pursuant to the terms of the Borrower Custody Agreement.
“Tax Sharing Agreement” means the Tax Sharing Agreement, effective as of December 31, 2009, by and among the Borrower, the Beneficiary and LNC.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority including penalties, interest and additions to tax.
“Total Adjusted Capital” has the meaning set forth in Section 8301(15) of Title 8 of the Vermont Statutes Annotated.
“Total Commitment” means the aggregate amount of the Commitments of all Lenders.
“Transaction Documents” means the Loan Documents, the Reinsurance Agreement, the Underlying Reinsurance Agreement, the Investment Advisor Contracts, the Management Agreement, the Tax Sharing Agreement, the Master Services Agreement, the Master Services Adoption Agreement, the Custody Agreements, the Constituent Documents of the Borrower and the Parent and the Beneficiary Letter Agreement.
“Transactions” means the transactions contemplated by the Transaction Documents.
“Underlying Ceding Company” means First Penn-Pacific Life Insurance Company, an Indiana life insurance company.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Underlying Reinsurance Agreement” means that certain Reinsurance Agreement, effective as of December 31, 2009, between the Beneficiary, as reinsurer thereunder, and the Underlying Ceding Company, as ceding insurer thereunder.
“USA Patriot Act” has the meaning set forth in Section 3.01(t).
“U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.
SECTION 1.02.  Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)           (i)           The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(ii)           Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(iii)           The term “including” is by way of example and not limitation.
(iv)           The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(d)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
SECTION 1.03.  Accounting Terms.
(a)           All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, (i) in the case of the Borrower and the Beneficiary, SAP as in effect from time to time, applied in a manner consistent with that used in

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

preparing the most recent audited statutory financial statements of the Borrower or the Beneficiary, as the case may be, as filed with the Applicable Insurance Regulatory Authority, in each case except as otherwise specifically prescribed herein, and (ii) in the case of LNC and the Parent, GAAP as in effect from time to time, applied in a manner consistent with that used in preparing the most recent audited financial statements of LNC as filed with the Securities and Exchange Commission, in each case except as otherwise specifically prescribed herein.
(b)           Following the date hereof, the Borrower shall not request the approval of the Department in respect of, and shall not implement, any permitted practice under statutory accounting principles in effect in the State of Vermont without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).
SECTION 1.04.  References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
SECTION 1.05.  Days/Times of Day.  Unless otherwise specified, (a) all references herein to a day shall be references to a calendar day, and (b) all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.06.  Joint and Several.  The (a) payment Obligations of each of the Loan Parties under this Agreement, including the Reimbursement Obligations, are joint and several obligations of the Loan Parties, and (b) payment Obligations of each of the Loan Parties and LNC (provided, that with respect to LNC, solely as such Obligations relate to LNC’s Obligations to pay amounts set forth in the Fee Letter) under Sections 2.03, 2.05 and 8.03(a) of this Agreement are joint and several obligations of the Loan Parties and LNC (provided, that with respect to LNC, solely as such Obligations relate to LNC’s Obligations to pay amounts set forth in the Fee Letter).
ARTICLE II

LETTER OF CREDIT
SECTION 2.01.  Letter of Credit.
(a)           The following terms shall apply to the Letter of Credit:
(i)           Subject to the terms and conditions set forth herein, (A) the Issuing Lender agrees (1) upon the written request of the Borrower, to issue to the Beneficiary on the Closing Date, for the account of the Loan Parties, one irrevocable and non-transferable

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

standby letter of credit (the “Letter of Credit”), and (2) to honor drawings under the Letter of Credit upon the delivery of a duly executed sight draft and a duly executed Draw Certification Notice; and (B) the Lenders severally agree to participate in the Letter of Credit and any drawings thereunder in accordance with Section 2.01(c).
(ii)           The Letter of Credit shall (A) be denominated in Dollars, (B) have a face amount not exceeding the Total Commitment, (C) be issued on the Closing Date, (D) have an expiry date of not later than the tenth (10th) anniversary of the Closing Date, and (E) support only the reinsurance obligations of the Borrower to the Beneficiary under the Reinsurance Agreement in respect of the Covered Liabilities.  The Letter of Credit shall be utilized in accordance with the terms and conditions applicable to it in this Agreement, the Reinsurance Agreement and the Beneficiary Letter Agreement.
(iii)           Anything contained in this Agreement to the contrary notwithstanding, the Issuing Lender shall not be under any obligation to issue the Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular.
(iv)           The Issuing Lender shall not amend the Letter of Credit (A) without the prior written consent of the Lenders (such consent not to be unreasonably withheld, it being understood that it shall not be unreasonable for the Lenders to withhold their consent if any such amendment would reasonably be expected to have an adverse affect on the Lenders hereunder) or (B) if (x) the Issuing Lender would have had no obligation to initially issue the Letter of Credit in its amended form under the terms hereof, or (y) the Beneficiary does not accept the proposed amendment to the Letter of Credit.
(b)           Procedures for Issuance and Amendment of the Letter of Credit.
(i)           The Borrower shall notify the Issuing Lender of its request for the Issuance or amendment of the Letter of Credit by the delivery to the Issuing Lender (with a copy to the Administrative Agent) of a Request for Issuance or a Request for Amendment, as applicable.  Such Request for Issuance must be received by the Issuing Lender and the Administrative Agent not later than 9:00 a.m. on the Closing Date and such Request for Amendment must be received by the Issuing Lender and the Administrative Agent not later than 1:00 p.m. on the third (3rd) Business Day prior to the date of the proposed amendment (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion). The Request for Issuance shall specify, in form and detail satisfactory to the Issuing Lender: (A) the proposed Closing Date (which shall be a Business Day); (B) the requested face amount of the Letter of Credit; (C) the expiry date of the Letter of Credit; (D) the name

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

and address of the Beneficiary; and (E) the form of Draw Certification Notice to be presented by the Beneficiary in connection with any drawing under the Letter of Credit. Any Request for Amendment shall specify, in form and detail satisfactory to the Issuing Lender: (A) the nature of the proposed amendment; (B) the proposed date of such amendment, which shall be a Business Day, and (C) such other matters as the Issuing Lender may reasonably require.  Additionally, the Borrower shall furnish to the Issuing Lender such other documents and information pertaining to the Issuance or amendment of the Letter of Credit as the Issuing Lender may reasonably require.
(ii)           Promptly after receipt of the Request for Issuance or any Request for Amendment, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Request for Issuance or Request for Amendment from the Borrower and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof.  Unless the Issuing Lender has received written notice from any Lender or the Administrative Agent, at least one Business Day prior to the requested date of Issuance or amendment of the Letter of Credit, that one or more applicable conditions contained in Article IV have not then been satisfied, then, subject to the terms and conditions hereof and of the other Loan Documents, the Issuing Lender shall, on the requested date, issue the Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender’s usual and customary business practices. Anything contained in this Agreement to the contrary notwithstanding, (x) the Issuing Lender shall not be under any obligation to enter into any amendment to the Letter of Credit if such amendment would violate one or more policies of the Issuing Lender applicable to letters of credit generally and (y) after giving effect to any amendment to the Letter of Credit, the LOC Exposure shall not exceed the Total Commitment.
(iii)           Promptly after its delivery of the Letter of Credit or any amendment to the Letter of Credit to the Beneficiary, the Issuing Lender will also deliver to each of the Loan Parties and the Administrative Agent a true and complete copy of the Letter of Credit or such amendment.
(c)           Participations.  By the Issuance of the Letter of Credit, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or any Lender, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in the Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under the Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s Applicable Percentage of each LOC Disbursement made by the Issuing Lender, in each case in the event and to the extent that (x) the applicable Reimbursement Obligation is not reimbursed by the Loan Parties by 11:00 a.m. on the applicable Issuing Lender Reimbursement

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Date or (y) any amount paid by the Loan Parties in reimbursement of such Reimbursement Obligation is required to be refunded to the Loan Parties by the Issuing Lender for any reason.  Each Lender acknowledges and agrees that its obligation to acquire a participation pursuant to this paragraph in respect of the Letter of Credit and to make the payments provided for herein is absolute and unconditional (without prejudice to its right to assign on the terms herein provided) and shall not be affected by any circumstance whatsoever, including (1) any of the matters described in Section 2.01(e), (2) any amendment of the Letter of Credit, (3) the occurrence and continuance of a Default or an Event of Default, or (4) any reduction or termination of any of the Commitments, and each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(d)           Reimbursement of LOC Disbursements; Funding Costs.
(i)           If the Issuing Lender shall make any LOC Disbursement in respect of the Letter of Credit, each of the Loan Parties unconditionally agrees to reimburse the full amount of such LOC Disbursement (each, a “Reimbursement Obligation”), such reimbursement to be made to the Administrative Agent, for the account of the Issuing Lender or the Lenders as provided in Section 2.01(d)(ii), within one Business Day following the earlier of each date on which, and to the fullest extent that, funds become available (A) in the case of the Borrower, in accordance with the Priority of Payments and (B) in the case of the Parent, in accordance with the Parent Priority of Payments, in each case, to reimburse such Reimbursement Obligation, together with interest on the amount so reimbursed as provided in Section 2.01(g).  If an LOC Disbursement is not reimbursed by the Loan Parties in full by 2:00 p.m. on the applicable Issuing Lender Reimbursement Date, the Administrative Agent shall promptly, and in any event no later than 2:30 p.m. on such Issuing Lender Reimbursement Date, notify each Lender of (x) the applicable LOC Disbursement, (y) the unreimbursed amount of such LOC Disbursement (including any unpaid interest thereon) and (z) such Lender’s Applicable Percentage thereof.  Following receipt of such notice, each Lender shall pay to the Administrative Agent for the account of the Issuing Lender, no later than 3:30 p.m. on such Issuing Lender Reimbursement Date, its Applicable Percentage of said unreimbursed amount by wire transfer of immediately available funds to the Administrative Agent’s Account.
(ii)           Promptly following receipt by the Administrative Agent of any payment by or on behalf of the Loan Parties pursuant to this Section 2.01(d), the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent the Lenders have made payments pursuant to this Section 2.01(d) to reimburse the Issuing Lender for all or any portion of the applicable Reimbursement Obligation, then to such Lenders and the Issuing Lender as their interests may appear; provided, that no payment made by any Lender pursuant to this Section 2.01(d) to reimburse the Issuing Lender for any LOC Disbursement shall relieve the Loan Parties of their obligations to reimburse such LOC Disbursement in accordance with the terms hereof.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(iii)           The Loan Parties shall pay to the Issuing Lender and to each other Lender all reasonable Funding Costs.
(iv)           To the extent that any Reimbursement Obligation is owing at such time as the Borrower’s Total Adjusted Capital is less than *% of its Company Action Level Risk Based Capital, the Borrower shall use its best efforts to obtain an Approval for the payment by the Borrower of such Reimbursement Obligation as promptly as practicable following the applicable LOC Disbursement.  In the event any such Approval has not been obtained for such payment on or prior to the date on which such amount is first due, the Borrower shall continue to use its best efforts to obtain such Approval as promptly as practicable thereafter.
(e)           Obligations Absolute.  The Loan Parties’ Reimbursement Obligations shall be absolute, unconditional and irrevocable, shall not be subject to any setoff, deduction, counterclaim or withholding of any kind (except as expressly contemplated by Section 2.05) and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)           any lack of validity or enforceability of the Letter of Credit, any Transaction Document or any term or provision therein, of any security interest in any Collateral, or of any document (including the applicable Draw Certification Notice) presented by the Beneficiary in connection with any LOC Disbursement;
(ii)           any amendment or waiver of or any consent to departure from all or any of the provisions of the Letter of Credit or any Loan Document or any release of all or any portion of the Collateral by the Administrative Agent;
(iii)           any dispute among either Loan Party, the Beneficiary and/or any other party or the existence of any claim, setoff, defense or other right that either Loan Party or any other Person may at any time have against the Beneficiary, the Issuing Lender, the Administrative Agent, any Lender or any other Person, whether in connection with any Transaction Document or any other related or unrelated agreement or transaction;
(iv)           any draft or other document presented under the Letter of Credit (including the applicable Draw Certification Notice) proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
(v)           payment by the Issuing Lender under the Letter of Credit against presentation of a draft or other document (including the applicable Draw Certification Notice) that does not comply with the terms of the Letter of Credit; and

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(vi)           any other act or omission to act or delay of any kind of the Issuing Lender, the Lenders, the Administrative Agent or any other Person to perform any obligation under the Letter of Credit, or any release of any such obligation, or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Loan Parties’ obligations hereunder.
Neither the Administrative Agent, the Lenders nor the Issuing Lender shall have any liability or responsibility by reason of or in connection with the Issuance of the Letter of Credit or any payment or failure to make any payment thereunder (whether as a result of any of the circumstances specified in clauses (i) through (vi) above or otherwise), or for any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to the Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided, that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential or exemplary damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by the Issuing Lender’s failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under the Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that the Issuing Lender shall have exercised the agreed standard of care in the absence of gross negligence or willful misconduct. Without limiting the generality of the foregoing and subject to the second and third sentences of Section 2.01(f) below, it is understood that the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of the Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of the Letter of Credit; provided, that the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of the Letter of Credit.
(f)           Disbursement Procedures.  The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under the Letter of Credit.  The Issuing Lender shall also provide a copy of the applicable Draw Certification Notice to the Administrative Agent and the Lenders as promptly as practicable following its receipt thereof and shall not make an LOC Disbursement in respect of such demand for payment until the fifth (5th)  Business Day following such demand unless otherwise directed by the Administrative Agent (acting at the direction of the Required Lenders).  In addition, the Issuing Lender shall (i) promptly notify the Administrative Agent and the Loan Parties by telephone (confirmed by telecopy) of such demand for payment and (ii) promptly (and in any

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

event no later than one Business Day in advance of the date, if any, on which the Issuing Lender intends to honor such demand for payment) notify the Administrative Agent and the Loan Parties by telephone (confirmed by telecopy) as to whether the Issuing Lender will make an LOC Disbursement in respect thereof; provided, that any failure to give or delay in giving such notice shall not relieve the Loan Parties of their Reimbursement Obligation in respect of such LOC Disbursement.  In connection with any such demand for payment under the Letter of Credit, the Administrative Agent shall have the right to request from the Loan Parties, and each Loan Party hereby agrees to provide as promptly as practicable following request therefor, and no later than the Business Day following such request, such information as is necessary or, in the reasonable judgment of the Administrative Agent, desirable in order to validate the information set forth on the related Draw Certification Notice (including information with respect to the performance of the Subject Business). For the avoidance of doubt, the amounts available to be drawn under the Letter of Credit shall not be reduced solely by reason of the insolvency of the Beneficiary.
(g)           Interest.  Any Reimbursement Obligation which is not paid by the Loan Parties on the related Issuing Lender Reimbursement Date shall be treated as if it were a matured loan extended to the Loan Parties under this Agreement in respect of which interest shall be payable.  The Loan Parties agree to pay interest on the unpaid amount of each Reimbursement Obligation, for the period from the date of the related LOC Disbursement to the date on which such Reimbursement Obligation is paid in full, at a rate per annum equal to the Drawn Rate.  Interest accrued pursuant to this Section 2.01(g) shall be for the account of the Issuing Lender, except that any such interest accrued on and after the date of payment by any Lender pursuant to Section 2.01(d) to reimburse the Issuing Lender for all or any portion of the applicable Reimbursement Obligation shall be for the account of such Lender to the extent of such payment.  Interest accrued in respect of any Reimbursement Obligation shall be payable on the relevant Issuing Lender Reimbursement Date, and thereafter on the last day of each Interest Period and upon any payment by or on behalf of the Loan Parties in respect of such Reimbursement Obligation.  To the extent the amount of any interest accrued and unpaid as of the end of any Interest Period is not paid in cash on the last day of such Interest Period, the amount of such accrued and unpaid interest shall be added to the related Reimbursement Obligation and shall thereafter bear interest as provided herein.
SECTION 2.02.  Termination; Reduction.
(a)           Mandatory LOC Termination; Mandatory LOC Reduction. In the event the Reinsurance Agreement is terminated for any reason, the Loan Parties shall use their commercially reasonable efforts to cause the Beneficiary to surrender the Letter of Credit to the Issuing Lender for cancellation as promptly as practicable following such termination.  Upon the occurrence of an event contemplated in Section 2(m) of the Beneficiary Letter Agreement, the Loan Parties shall use their commercially reasonable efforts to cause the Beneficiary to surrender the Letter of Credit to the Issuing Lender in exchange for a new Letter of Credit in order to effect the permanent reduction in the face amount thereof in the amount contemplated in the Beneficiary Letter Agreement (a “Mandatory LOC Reduction”).

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(b)           Optional LOC Termination; Optional LOC Reduction.  Subject to the satisfaction of all conditions set forth in Section 2.02(c) or 2.02(d), as applicable, the Borrower may terminate the Letter of Credit (an “Optional LOC Termination”) or permanently reduce the face amount of the Letter of Credit (an “Optional LOC Reduction”).
(c)           Conditions to Optional LOC Termination. The Borrower’s right to effect an Optional LOC Termination is subject to the satisfaction of the following conditions:
(i)           the Borrower shall have given the Administrative Agent, the Issuing Lender and the Beneficiary written notice of its intention to effect such Optional LOC Termination, no later than 1:00 p.m. on the fifth (5th) Business Day prior to the requested Optional LOC Termination Date, specifying such Optional LOC Termination Date;
(ii)           on or before such requested Optional LOC Termination Date, the Loan Parties and LNC shall have paid in full any fees due and payable pursuant to the Fee Letter in respect of such Optional LOC Termination;
(iii)           all other amounts due and payable by the Loan Parties to the Administrative Agent, the Issuing Lender and the other Lenders, including the payment of any outstanding Funding Costs, shall have been paid in full on or before such Optional LOC Termination Date; and
(iv)           the Beneficiary shall have surrendered the Letter of Credit to the Issuing Lender for cancellation.
(d)           Conditions to Optional LOC Reduction. The Borrower’s right to effect an Optional LOC Reduction is subject to the satisfaction of the following conditions:
(i)           the Borrower shall have given to the Issuing Lender (with a copy to the Administrative Agent and the Beneficiary) a Reduction Notice substantially in the form of Exhibit D to the Letter of Credit and indicating that such Reduction Notice is in respect of an Optional LOC Reduction, and the Beneficiary shall have acknowledged and approved such Reduction Notice in writing;
(ii)           on or before the date such Optional LOC Reduction becomes effective, the Loan Parties and LNC shall have paid in full any fees due and payable pursuant to the Fee Letter in respect of any such Optional LOC Reduction; and
(iii)           if required by the Issuing Lender, the Beneficiary shall have surrendered the Letter of Credit to the Issuing Lender for cancellation in exchange for a new Letter of Credit reflecting the amended terms of the Letter of Credit.
(e)           Termination and Reduction Generally.

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(i)           Any notice delivered by the Borrower pursuant to Section 2.02(c)(i) or Section 2.02(d)(i) shall be irrevocable.
(ii)           Notwithstanding (A) any requirement to terminate the Letter of Credit pursuant to Section 2.02(a) or (B) the delivery of notice by the Borrower of an Optional LOC Termination pursuant to Section 2.02(c)(i), the Letter of Credit shall remain issued and outstanding for all purposes of the Loan Documents until such time as the Letter of Credit is surrendered to the Issuing Lender for cancellation.
(iii)           Any Optional LOC Reduction or Mandatory LOC Reduction shall result in (x) a dollar-for-dollar reduction in the amount of the Total Commitment and (y) a pro rata reduction of the risk participations of the Lenders in the Letter of Credit in proportion to each Lender’s Applicable Percentage.
SECTION 2.03.  Fees.
(a)           The Borrower, the Parent and LNC shall pay any and all fees due and payable under the Fee Letter to the Administrative Agent, for the account(s) of the Issuing Lender and the other Lenders in the manner contemplated therein.
(b)           Except as specifically set forth in this Agreement, each Lender (other than the Issuing Lender) shall receive only such fees as may be agreed in writing between such Lender and the Issuing Lender and as may be acknowledged by the Administrative Agent.  The Administrative Agent shall be obligated to pay any such fees directly to any Lender, but only to the extent the Administrative Agent receives payment of such fees pursuant to Section 2.03(a) and the Fee Letter.
(c)           All fees payable hereunder shall be paid on the dates due in immediately available funds, and any such fees that are paid shall be non-refundable under any and all circumstances.
SECTION 2.04.  Increased Costs; Capital Adequacy; Illegality; Inability to Determine Rates; Reserves and Other Costs Relating to Eurodollar Rate Obligations; Requests for Compensation; Mitigation.
(a)           If any Lender determines that, as a result of any Change in Law, there shall be any increase in the cost to such Lender of issuing, participating in or maintaining the Letter of Credit, or a reduction in the amount of any sum received or receivable by such Lender in connection with any of the foregoing (excluding, for purposes of this clause (a), any such increased costs or reduction in amount resulting from Taxes or Other Taxes (as to which Section 2.05 shall govern)), then from time to time, upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Loan Parties shall pay to such Lender such

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additional amount or amounts as will compensate such Lender for such increased cost or reduction.
(b)           If any Lender determines that any Change in Law regarding capital adequacy has had or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration their policies with respect to capital adequacy and such Lender’s or such controlling corporation’s desired return on capital), then from time to time, upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Loan Parties shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation for such reduction.
(c)           If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Loan Parties through the Administrative Agent, and until such Lender notifies the Administrative Agent and the Loan Parties that the circumstances giving rise to such determination no longer exist, the Drawn Rate shall be a rate per annum equal to the sum of the Base Rate plus *%.
(d)           If any Lender determines that, for any reason in connection with a determination of the Eurodollar Rate for purposes of determining the Drawn Rate, (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any Interest Period, or (iii) the Eurodollar Rate for any Interest Period does not adequately and fairly reflect the cost to such Lender of funding or maintaining its participation in any LOC Disbursement, the Administrative Agent will promptly so notify the Loan Parties and each other Lender. Thereafter, until the Administrative Agent (upon the instruction of such Lender) revokes such notice, the Drawn Rate for such Lender shall be a rate per annum equal to the Base Rate plus *%.
(e)           Each Lender and the Issuing Lender, as applicable, will promptly notify the Loan Parties of any event of which it has actual knowledge entitling such Lender or Issuing Lender to compensation pursuant to this Section 2.04.  Each Lender and the Issuing Lender, as applicable, shall furnish to the Loan Parties a certificate setting forth the basis, amount and calculation of each request by such Lender or Issuing Lender for compensation under this Section 2.04, which certificate shall be conclusive absent manifest error.  No delay by such Lender or Issuing Lender in providing the Loan Parties with such notice or certificate described in this Section 2.04(e) shall release the Loan Parties of their obligations under this Section 2.04. The Loan Parties shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof (subject to the qualifications set forth in the immediately succeeding sentence). Notwithstanding anything to the contrary contained herein, if any Lender

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or the Issuing Lender fails to notify the Loan Parties of any event of which it has actual knowledge entitling such Lender or the Issuing Lender, as applicable, to compensation pursuant to this Section 2.04 within 90 days after such Lender or the Issuing Lender, as applicable, obtains actual knowledge of such event, then such Lender or the Issuing Lender, as applicable, shall not be entitled to compensation from the Loan Parties for any amount arising prior to the date that is 90 days before the date on which such Lender or the Issuing Lender, as applicable, notifies the Loan Parties of such event.
(f)           Each Lender and the Issuing Lender, as applicable, shall use reasonable efforts (consistent with its internal policies, as they are generally applied on a non-discriminatory basis, and with any legal or regulatory restrictions) to designate a different existing office for its Commitment or to take other appropriate actions if such designation or actions, as the case may be, will avoid the need for, or reduce the amount of, any increased costs to the Loan Parties incurred under this Section 2.04 and will not, in the reasonable opinion of such Lender or Issuing Lender, be otherwise disadvantageous to such Lender or Issuing Lender.  Reasonable costs and expenses of such mitigation shall be at the expense of the Loan Parties.
(g)           If any Change in Law after the date hereof shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Issuing Lender or any Lender or (ii) impose on the Issuing Lender or any Lender or the London interbank Eurodollar market any other condition, cost or expense affecting this Agreement or the funding or maintaining of participations in any LOC Disbursement, and the result of any of the foregoing shall be to increase the cost to the Issuing Lender or any Lender of funding or maintaining its participation in any LOC Disbursement, or to increase the cost to the Issuing Lender of issuing or maintaining the Letter of Credit (or the cost to any Lender of maintaining its obligation to participate in the Letter of Credit), or to reduce the amount of any sum received or receivable by the Issuing Lender or such Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Issuing Lender or such Lender, the Loan Parties will pay to the Issuing Lender or such Lender, as the case may be, such additional amount or amounts as will compensate the Issuing Lender or such Lender, as the case may be, for such additional costs incurred or reduction suffered.
(h)           The agreements of the Loan Parties in this Section 2.04 shall survive the payment of all Reimbursement Obligations and all other amounts payable hereunder and the termination of this Agreement in accordance with its terms.
SECTION 2.05.  Taxes.
(a)           Any and all payments by or on account of any obligation of the Borrower and the Parent hereunder shall be made free and clear of and without deduction for any Taxes unless required by applicable Law; provided, that, if the Borrower or the Parent shall be required by Law to deduct any Taxes from such payments, then (i) in the case of Indemnified Taxes (including Other Taxes), the sum payable shall be increased as necessary so that after making all

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required deductions (including deductions applicable to additional sums payable under this Section 2.05) the Administrative Agent or each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Parent, as applicable, shall make such deductions and (iii) the Borrower or the Parent, as applicable, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
(b)           In addition, the Borrower and the Parent shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)           Each of the Borrower and the Parent shall indemnify the Administrative Agent and each Lender, as the case may be, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Other Taxes) paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or the Parent hereunder (including such Taxes imposed or asserted on or attributable to amounts payable under this Section 2.05) and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that neither the Borrower nor the Parent shall be obligated to make payment to the Administrative Agent or such Lender pursuant to this Section 2.05 in respect of penalties, interest or additions to tax attributable to any Indemnified Taxes (including Other Taxes) if such penalties, interest and additions to tax are attributable to the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be.  If so directed by the Borrower or the Parent, the Administrative Agent or such Lender, as the case may be, shall contest such Indemnified Taxes and any penalties and interest arising therefrom or with respect thereto in accordance with the reasonable discretion of the Borrower or the Parent and at the Borrower’s expense, if (i) the Borrower furnishes to such party an opinion of reputable tax counsel to the effect that such Indemnified Taxes and liabilities were wrongfully or illegally imposed and (ii) such party determines in its sole good faith discretion that it would not be disadvantaged or prejudiced as a result of such contest, provided that, the Borrower shall indemnify the Administrative Agent and each Lender, as the case may be, for such Indemnified Taxes in accordance with this Section 2.05(c) without regard to the pendency of any such contest; provided, further, that any refund and interest arising therefrom awarded to the Administrative Agent or such Lender, as the case may be, as a result of such contest shall be returned to the Borrower or the Parent.  Within thirty (30) days after the Administrative Agent or any Lender learns of the imposition of Indemnified Taxes (including Other Taxes), the Administrative Agent or such Lender, as the case may be, will notify the Loan Parties of their respective obligations hereunder, but the failure to give such notice shall not affect the obligations of the Borrower and the Parent hereunder to reimburse the Administrative Agent or such Lender for such Indemnified Taxes (including Other Taxes), except that neither the Borrower nor the Parent shall be liable for penalties, interest and other liabilities accrued or incurred after such 30-day period until such time as the Borrower and the Parent receive the notice contemplated above, after which time the Borrower and the Parent shall be liable for

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penalties, interest and other liabilities accrued or incurred prior to or during such 30-day period and accrued or incurred after such receipt.  A certificate as to the amount of such payment or liability delivered to the Borrower and the Parent by any Lender, or by the Administrative Agent on its own behalf or on behalf of any Lender, shall be conclusive absent manifest error.
(d)           As soon as practicable after any payment of Indemnified Taxes (including Other Taxes) by the Borrower or the Parent to a Governmental Authority and in any event within 30 days after any such payment is made, the Borrower or the Parent, as applicable, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)           Each Foreign Lender, before it signs and delivers this Agreement if listed on the signature pages hereof, or before it becomes a Lender in the case of each other Foreign Lender, shall provide the Borrower and the Administrative Agent either (i) two accurate, complete and signed originals of either (x) U.S. Internal Revenue Service Form W-8ECI or any successor form, or (y) U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8IMY, or any successor form, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments hereunder free from United States Federal income tax or (ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Code with respect to payments of “portfolio interest”, (x) a certificate to the effect that such Lender is (A) not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (C) not a controlled foreign corporation related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code and (y) two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8IMY, or any successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments hereunder free from United States Federal income tax.  To the extent permitted or required by applicable Law, from time to time thereafter, at the request of the Borrower, each Foreign Lender shall deliver renewals or additional copies of such forms (or successor forms) on or before the date that such form expires or becomes obsolete or incorrect and any such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case indicating that such Foreign Lender is on the date of delivery thereof entitled to receive payments under this Agreement free from United States Federal income tax.  If, as a result of any Foreign Lender’s failure to comply with the provisions of this Section 2.05(e), the Borrower is required by law to deduct and withhold Federal income tax from payments for the account of such Foreign Lender under this Agreement, no additional amounts will be due and owing by the Borrower to such Foreign Lender under Section 2.05 in respect of such deduction and withholding.  Upon the written request of the Borrower to the Administrative Agent and any Lender which is not a Foreign Lender, such Lender shall provide the Borrower and the Administrative Agent with two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-9, or any successor

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form.  The Administrative Agent, prior to signing and delivering this Agreement, shall provide the Borrower either (i) the documentation referred to in the first sentence of this Section 2.05(e), (ii) if it is a “U.S. branch” of a non-U.S. Person, two (2) accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a U.S. Person with respect to such payments), with the effect that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States or (iii) if it is a U.S. Person, two (2) accurate, complete and signed originals of the U.S. Internal Revenue Service Form W-9.
(f)           Each Foreign Lender agrees to promptly notify the Administrative Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction or any certification previously provided to the Administrative Agent or the Borrower pursuant to Section 2.05(e).
(g)           The Administrative Agent may withhold any Taxes required to be deducted and withheld from any payment under this Agreement or any of the other Loan Documents with respect to which it is not required that the Borrower or the Parent pay additional amounts under this Section 2.05.
(h)           If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes (including Other Taxes) as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.05, such party shall pay over such refund (including any interest arising therefrom or with respect thereto paid by the relevant Governmental Authority) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.05 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This paragraph (h) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(i)           If the U.S. Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in

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circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax, withholding therefor, or otherwise, including penalties and interest, and including Taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this paragraph (i), together with all costs and expenses related thereto (including attorneys’ fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent).  The obligations of the Lenders under this paragraph (i) shall survive the payment of all amounts due in respect of their participations in the Letter of Credit and termination of this Agreement.
(j)           The agreements of the Borrower and the Parent in this Section 2.05 shall survive the payment of all Reimbursement Obligations and all other amounts payable hereunder and the termination of this Agreement in accordance with its terms.
SECTION 2.06.  Payments Generally.
(a)           Unless otherwise specified herein, each of the Borrower and the Parent shall make each payment required to be made by it hereunder prior to 2:00 p.m. on the date when due and in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent’s Account or at such other office in the United States of America as directed by the Administrative Agent.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
(b)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its participations in LOC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its participations in LOC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the participations of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective participations in the applicable LOC Disbursements; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its participations in LOC Disbursements to any assignee or

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participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each of the Loan Parties consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Loan Parties rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Loan Parties in the amount of such participation.
(c)           Unless the Administrative Agent shall have received notice from the Loan Parties prior to the time at which any payment from the Loan Parties is due to the Administrative Agent for the account of the applicable Lenders hereunder that the Loan Parties will not make such payment, the Administrative Agent may assume that the Loan Parties have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due.  In such event, if the Loan Parties have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from the date such amount is distributed to it to the date of payment to the Administrative Agent, at the Federal Funds Rate.
(d)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid.
(e)           If any fee due and payable by the Borrower, the Parent and LNC pursuant to Section 2.03 or any other Loan Document is not paid on or prior to the Business Day following the date on which it is first due, whether at stated maturity, by acceleration or otherwise, then, upon the request of the Required Lenders, such amount shall thereafter bear interest at a rate per annum at all times equal to the Drawn Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due fees) shall be due and payable upon demand.
(f)           Except as otherwise provided herein, all interest payable hereunder shall be computed on the basis of (i) if based on the Federal Funds Rate or the Cost of Funds Rate, a year of 360 days and the actual number of days elapsed and (ii) if based on the Prime Rate, a year of 365/366 days and the actual number of days elapsed.
SECTION 2.07.  Evidence of Indebtedness.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Loan Parties to such Lender resulting from such Lender’s participations in the Letter of Credit, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of unreimbursed Reimbursement Obligations. The Administrative Agent shall maintain an account in which it shall record, with respect to the Issuing Lender (a) the amount of each LOC Disbursement made hereunder, (b) the amount of any

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Reimbursement Obligations and interest payable from the Loan Parties to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.  The entries made in the accounts maintained pursuant to this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Loan Parties to pay such amounts in accordance with the terms of this Agreement.
SECTION 2.08.  Treatment of Agreement.  The parties hereto hereby agree not to report or otherwise treat this Agreement or the Letter of Credit as a reinsurance agreement for any purpose.
SECTION 2.09.  Status of Issuing Lender.  The Issuing Lender represents and warrants that it is not licensed, and is not required to be licensed, in any jurisdiction as an insurance company.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
SECTION 3.01.  Representations and Warranties of the Borrower.  The Borrower represents and warrants to the Lenders, the Issuing Lender and the Administrative Agent that, as of the date hereof and as of the date of any amendment to the Letter of Credit (other than amendments that have the sole effect of reducing the Outstanding LOC Amount):
(a)           Due Organization.  The Borrower has been duly incorporated and is validly existing in good standing and duly licensed as a special purpose financial captive insurance company, in each case, under the Laws of the State of Vermont. The Borrower has all requisite power and authority to own its assets and carry on its business as now conducted and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the Transactions.
(b)           Due Authorization.  The execution, delivery and performance by the Borrower of the Transaction Documents to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action.  Each of the Transaction Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject however to (i) the exercise of judicial discretion in accordance with general principles of equity and (ii) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights heretofore or hereafter enacted.
(c)           Noncontravention.  The execution, delivery and performance by the Borrower of the Transaction Documents to which it is a party, and the consummation of the Transactions (i) do not require any consent or approval of, registration or filing with, or any other

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action by, any Governmental Authority or any third party, except such as have been obtained or made and are in full force and effect, (ii) do not violate (x) any applicable Law, (y) the Constituent Documents of the Borrower, or (z) any regulation or order of any Governmental Authority applicable to the Borrower, (iii) do not conflict with or result in a default under any indenture, agreement or other instrument binding upon the Borrower or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower and (iv) do not result in or require the creation of any Lien upon or in respect of any assets of the Borrower except as expressly contemplated by the Loan Documents to which it is a party.
(d)           Legal Proceedings.  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or that involve the Transaction Documents or the Transactions.
(e)           Compliance with Laws and Documents.  The Borrower is in compliance with (i) all Laws, regulations and orders of any Governmental Authority (including the Laws, regulations and orders of the State of Vermont) applicable to it or its property, (ii) all indentures, agreements and other instruments binding upon it or its property, and (iii) the terms of the Borrower’s Constituent Documents and the Transaction Documents to which it is a party except, in each instance other than clause (iii), to the extent that the failure to be in compliance would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
(f)           Good Title; Absence of Liens.  The Borrower is the owner of, and has good and marketable title to, all of its properties and assets free and clear of all Liens and, except as may be provided in this Agreement, its Constituent Documents and any other Transaction Documents to which it is a party, has the full power and authority to assign, transfer and pledge its properties and assets (and any documents which are a part thereof), including all such substitutions therefor and additions thereto, delivered under any Transaction Documents to which it is a party.  No Liens or other contractual obligations or Indebtedness are chargeable to the Borrower other than as expressly permitted by the Transaction Documents.
(g)           Administrative Agent’s Lien on Borrower Collateral.  The provisions of the Borrower Security Agreement are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable first priority Lien on all right, title and interest of the Borrower in the Borrower Collateral.  Except for filings completed prior to the Closing Date, no filing or other action will be necessary to perfect or protect such Liens.
(h)           No Material Adverse Effect.  Since the date of the Borrower’s formation, there has been no Material Adverse Effect, nor has there occurred any event, condition, action or omission that, with the passage of time, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
(i)           Taxes.  The Borrower is a member of the federal consolidated return group of which LNC is the common parent.  The Beneficiary and/or LNC has timely filed or

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 caused to be filed all Tax returns and reports required to have been filed, and has paid, or caused to be paid, all Taxes required to have been paid by it, except (x) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves or (y) to the extent that the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
(j)           Accuracy of Information.  The reports, financial statements, certificates, data and other analyses and information (actuarial or otherwise) furnished by or on behalf of the Borrower or any of its Affiliates to either (i) Milliman, Inc. for the purposes of preparing its actuarial analysis of the Subject Business or (ii) the Administrative Agent, the Issuing Lender or the Lenders in connection with the actuarial and/or credit analyses, including for the purposes of modeling the performance of the Subject Business, prepared by or for the Administrative Agent, the Issuing Lender or the Lenders (as modified or supplemented by other information so furnished), in each case was, when delivered to Milliman, Inc., the Administrative Agent, the Issuing Lender or the Lenders, as applicable, and is, on the date hereof, accurate and complete in all material respects when taken as a whole.  With respect to any projections or forecasts therein and the assumptions on the basis of which such information was prepared, such projections and forecasts are believed by the Borrower to be reasonable in the circumstances.
(k)           Surplus Account.  The Borrower has established the Surplus Account, and the balance of the Surplus Account on the date hereof is equal to, or in excess of $*, which amount includes $* in respect of an initial Tax payment from the Beneficiary.
(l)           Representations and Warranties of the Borrower in Transaction Documents.  Each of the representations and warranties of the Borrower set forth in any Transaction Document to which it is a party is true and correct in all material respects (other than those representations and warranties that have materiality or material adverse effect qualifiers, which shall be true and correct in all respects) and is incorporated herein for the benefit of the Administrative Agent, the Issuing Lender and the Lenders as if set forth in full herein.
(m)           Transactions Not Made in Contemplation of Insolvency; Sufficient Capital.  The execution and delivery by the Borrower of the Transaction Documents to which it is a party and the consummation of the Transactions are not made (i) in contemplation of the insolvency of the Borrower or any of its Affiliates, (ii) with the intent to hinder, delay or defraud creditors of the Borrower or any of its Affiliates, (iii) after the commission of any act of insolvency by the Borrower or any or its Affiliates, or (iv) without fair consideration.  The Borrower is not possessed of assets or capital unreasonably small in value in relation to its business, and its remaining assets or capital will not be unreasonably small in value after execution and delivery by the Borrower of the Transaction Documents and the consummation of the Transactions.  As of the Closing Date, after giving effect to the execution and delivery of the Transaction Documents and the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder, the Borrower shall not be rendered “insolvent” as defined in Title 8, Part 3, Chapter 141, Subchapter 4, Section 6048c(2) of the Vermont Statutes

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Annotated.  By consummating the Transactions, the Borrower does not intend to, or believe that it will, incur obligations beyond its ability to pay such obligations as they become due.
(n)           Subsidiary.  The Borrower has no equity interest in any Person.
(o)           No Other Business.  The Borrower has engaged in no business since its inception other than the business conducted pursuant to and contemplated by the Transaction Documents to which it is a party.
(p)           Limited Purpose and Separateness.  The Borrower conducts its affairs in accordance with the requirements set forth in its Constituent Documents and Section 5.01(n).
(q)           Application to Vermont Commissioner.  The Borrower has delivered a complete and accurate copy of the Application to the Administrative Agent, for distribution to the Issuing Lender and the Lenders.
(r)           Related Documents.  No provision of any document referred to or incorporated by reference in a Transaction Document, and no additional matter recited or assumed therein, is inconsistent with the factual assumptions relied upon in the legal opinion of Barnes & Thornburg LLP, dated the date hereof, regarding the consolidation of the assets and liabilities of the Beneficiary with the Borrower.
(s)           Investment Company Act.  The Borrower is not, and after giving effect to the Transactions will not be required to register as, an “investment company” as defined in the Investment Company Act.
(t)           USA Patriot Act.  No issuance or amendment of a Letter of Credit hereunder will be used in a manner that would violate the (i) Trading with the Enemy Act, as amended, any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any other enabling legislation or executive order relating thereto, or (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “USA Patriot Act”).
SECTION 3.02.  Representations and Warranties of the Parent.  The Parent represents and warrants to the Lenders, the Issuing Lender and the Administrative Agent that, as of the date hereof and as of the date of any amendment to the Letter of Credit (other than amendments that have the sole effect of reducing the Outstanding LOC Amount):
(a)           Due Organization.  The Parent is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware.  The Parent has all requisite power and authority to own its assets and carry on its business as now conducted and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the Transactions.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(b)           Due Authorization.  The execution, delivery and performance by the Parent of the Transaction Documents to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action.  Each of the Transaction Documents to which the Parent is a party has been duly executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable in accordance with its terms, subject however to (i) the exercise of judicial discretion in accordance with general principles of equity and (ii) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights heretofore or hereafter enacted.
(c)           Noncontravention.  The execution, delivery and performance by the Parent of the Transaction Documents to which it is a party, and the consummation of the Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except such as have been obtained or made and are in full force and effect, (ii) do not violate (x) any applicable Law, (y) the Constituent Documents of the Parent, or (z) any regulation or order of any Governmental Authority applicable to the Parent, (iii) do not conflict with or result in a default under any indenture, agreement or other instrument binding upon the Parent or its assets, or give rise to a right thereunder to require any payment to be made by the Parent and (iv) do not result in or require the creation of any Lien upon or in respect of any assets of the Parent except as expressly contemplated by the Loan Documents to which it is a party.
(d)           Legal Proceedings.  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent, threatened against or affecting the Parent or that involve the Transaction Documents or the Transactions.
(e)           Compliance with Laws and Documents.  The Parent is in compliance with (i) all Laws, regulations and orders of any Governmental Authority (including the Laws, regulations and orders of the State of Delaware) applicable to it or its property, (ii) all indentures, agreements and other instruments binding upon it or its property, and (iii) the terms of the Parent’s Constituent Documents and the Transaction Documents to which it is a party except, in each instance other than clause (iii), to the extent that the failure to be in compliance would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
(f)           Good Title; Absence of Liens.  The Parent is the owner of, and has good and marketable title to, all of its properties and assets free and clear of all Liens and, except as may be provided in this Agreement, its Constituent Documents and any other Transaction Documents to which it is a party, has the full power and authority to assign, transfer and pledge its properties and assets (and any documents which are a part thereof), including all such substitutions therefor and additions thereto, delivered under any Transaction Documents to which it is a party.  No Liens or other contractual obligations or indebtedness are chargeable to the Parent other than as expressly permitted by the Transaction Documents.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(g)           Administrative Agent’s Lien on the Parent Collateral.  The provisions of the Parent Security Agreement are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable first priority Lien on all right, title and interest of the Parent in the Parent Collateral.  Except for filings completed prior to the Closing Date, no filing or other action will be necessary to perfect or protect such Liens.
(h)           No Material Adverse Effect.  Since the date of the Parent’s formation, there has been no Material Adverse Effect, nor has there occurred any event, condition, action or omission that, with the passage of time, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
(i)           Parent Account.  The Parent has established the Parent Account, and the balance of the Parent Account on the date hereof is equal to, or in excess of, $*.
(j)           Representations and Warranties of the Parent in Transaction Documents.  Each of the representations and warranties of the Parent set forth in any Transaction Document to which it is a party is true and correct in all material respects (other than those representations and warranties that have materiality or material adverse effect qualifiers, which shall be true and correct in all respects) and is incorporated herein for the benefit of the Administrative Agent, the Issuing Lender and the Lenders as if set forth in full herein.
(k)           Transactions Not Made in Contemplation of Insolvency; Sufficient Capital.  The execution and delivery by the Parent of the Transaction Documents to which it is a party and the consummation of the Transactions are not made (i) in contemplation of the insolvency of the Parent or any of its Affiliates, (ii) with the intent to hinder, delay or defraud creditors of the Parent or any of its Affiliates, (iii) after the commission of any act of insolvency by the Parent or any or its Affiliates, or (iv) without fair consideration.  The Parent is not possessed of assets or capital unreasonably small in value in relation to its business, and its remaining assets or capital will not be unreasonably small in value after execution and delivery by the Parent of the Transaction Documents and the consummation of the Transactions.  By consummating the Transactions, the Parent does not intend to, or believe that it will, incur obligations beyond its ability to pay such obligations as they become due.
(l)           Subsidiary.  The Parent has no equity interest in any Person other than the Borrower.
(m)           No Other Business.  The Parent has engaged in no business since its inception other than the business conducted pursuant to and contemplated by the Transaction Documents to which it is a party.
(n)           Limited Purpose and Separateness.  The Parent conducts its affairs in accordance with the requirements set forth in its Constituent Documents and Section 5.02(m).

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(o)           Related Documents.  No provision of any document referred to or incorporated by reference in a Transaction Document, and no additional matter recited or assumed therein, is inconsistent with the factual assumptions relied upon in the legal opinion of Barnes & Thornburg LLP, dated the date hereof, regarding the consolidation of the assets and liabilities of the Beneficiary, the Borrower or LNC with the Parent.
(p)           Investment Company Act.  The Parent is not, and after giving effect to the Transactions will not be required to register as, an “investment company” as defined in the Investment Company Act.
(q)           USA Patriot Act.  No issuance or amendment of a Letter of Credit hereunder will be used in a manner that would violate the (i) Trading with the Enemy Act, as amended, any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any other enabling legislation or executive order relating thereto, or (ii) the USA Patriot Act.
ARTICLE IV

CONDITIONS
SECTION 4.01.  Closing Date.  The obligation of the Issuing Lender to issue the Letter of Credit on the date hereof shall not become effective until each of the conditions to Issuance in Section 2.01 and each of the following conditions are satisfied (or waived in accordance with Section 8.02):
(a)           The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of each Loan Document signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of each Loan Document, and each such Loan Document shall be reasonably satisfactory in form and substance to the Administrative Agent and shall be in full force and effect.
(b)           The Administrative Agent shall have received fully executed originals or copies of each of the other Transaction Documents, the final Plan of Operation and the Licensing Order, and all such agreements or orders, as the case may be, shall be reasonably satisfactory in form and substance to the Administrative Agent and shall be in full force and effect.
(c)           The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of counsel for the Borrower, the Parent, LNC and the Beneficiary, in substantially the forms of Exhibits C-1, C-2, C-3 and C-4, and such other certificates, resolutions, documents, agreements or

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

instruments as the Administrative Agent may reasonably request.  The Borrower and the Parent hereby request such counsel to deliver such opinions.
(d)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and, if applicable, good standing of the Borrower, the Parent, LNC, the Beneficiary and the Underlying Ceding Company, the authorization of the Transactions, requisite regulatory approvals and third-party consents for the Transactions, if any, and any other legal matters relating to the Borrower, the Parent, LNC, the Beneficiary and the Underlying Ceding Company.
(e)           The Administrative Agent, the Issuing Lender and each Lender shall have received payment in full of all fees and other amounts due and payable on or prior to the Closing Date in accordance with the Loan Documents, including reimbursement or payment of all expenses required to be reimbursed or paid by the Loan Parties and/or their Affiliates hereunder and thereunder, to the extent the Loan Parties and/or their Affiliates have received invoices in respect of such fees and other amounts no later than the second (2nd) Business Day prior to the Closing Date.
(f)           The Parent shall have made a capital contribution (in addition to the initial capital contribution of $250,000) to the Borrower in the amount of $*, which amount shall have been deposited into the Surplus Account.
(g)           The Beneficiary shall have made a capital contribution to the Parent in the amount of $*.  $* of such amount shall have been deposited into the Parent Account, with the remainder having been contributed to the Borrower.
(h)           The Borrower shall have an S&P Financial Strength Rating of at least *.
The Administrative Agent shall notify the Loan Parties, LNC and the Lenders of the Closing Date, and such notices shall be conclusive and binding.
SECTION 4.02.  Issuance or Amendment of the Letter Credit.  The obligation of the Issuing Lender to issue or amend the Letter of Credit is subject to compliance with the terms and conditions with respect to the Issuance of or amendments to the Letter of Credit contained in Article II of this Agreement and to the satisfaction of the following conditions (or waiver thereof in accordance with Section 8.02), except that any amendment to the Letter of Credit, the sole effect of which is to reduce the Outstanding LOC Amount, shall not be subject to any of the following conditions precedent:
(a)           The representations and warranties of the Borrower and the Parent set forth in this Agreement, of LNC set forth in the Fee Letter and of the Beneficiary set forth in the Beneficiary Letter Agreement (i) shall be true and correct on and as of the date of such Issuances if made on and as of said date, and (ii) other than the representations and warranties set forth in

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Sections 3.01(j) and (k), shall be true and correct in all material respects (except that such representations and warranties that are qualified by materiality or material adverse effect shall be true and correct in all respects) on and as of the date of such Issuance or amendment as if made on and as of said date.
(b)           The Borrower, the Parent, LNC and the Beneficiary shall have complied in all material respects with the covenants and undertakings of the Borrower, the Parent, LNC and the Beneficiary, respectively, contained and/or incorporated by reference in the Transaction Documents.
(c)           At the time of and immediately after giving effect to such Issuance or amendment, no Default or Event of Default shall have occurred and be continuing.
The Issuance of or the making of any amendment to the Letter of Credit shall be deemed to constitute a representation and warranty by each Loan Party and LNC on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.
ARTICLE V

COVENANTS
SECTION 5.01.  Borrower Covenants.  Until all LOC Disbursements have been reimbursed and the Letter of Credit has expired, terminated or been cancelled (and not otherwise replaced pursuant to the terms of the Loan Documents) and all amounts due and payable under the Loan Documents have been paid in full, the Borrower covenants and agrees with the Administrative Agent, the Issuing Lender and the Lenders that:
(a)           Reporting Documents.  The Borrower will furnish or cause its Affiliates to furnish, as the case may be, to the Administrative Agent, and the Administrative Agent shall, upon request, distribute to the Lenders:
(i)           Statutory Financial Statements.
(A)           Promptly upon (but no later than the fifth (5th) Business Day following) filing with the Applicable Insurance Regulatory Authority, and in any event no later than (x) the sixtieth (60th) day after the end of each quarter or year, as the case may be, the unaudited quarterly or annual financial statements, as the case may be, of the Borrower prepared in accordance with SAP with the first unaudited quarterly financial statement to be provided for the quarter ending March 31, 2010 and the first unaudited annual financial statement to be for the year ended December 31, 2009, and thereafter, and (y) the one hundred and sixtieth (160th) day after the end of each year, the annual audited financial statements of the Borrower prepared in accordance with SAP; and

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(B)           Concurrently with any delivery of financial statements pursuant to clause (A) above, a certificate of a Financial Officer of the Borrower, substantially in the form of the financial statement certificate attached hereto as Exhibit E (x) certifying as to whether a Default or Event of Default has occurred insofar as such Default or Event of Default relates to the Borrower or to an agreement to which the Borrower is a party, and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (y) stating whether any change in SAP, or in the application thereof, has occurred since the date of its most recently delivered financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.
All financial statements delivered pursuant to this Section 5.01(a)(i) shall be complete and correct in all material respects.
(ii)           Reports.
(A)           No later than the fifth (5th) Business Day following the delivery thereof in final form to any rating agency, any report to a rating agency related to the Borrower or the Transactions;
(B)           No later than the fifth (5th) Business Day following the receipt thereof by the Borrower, or any of its Affiliates, any third party actuarial report or review of the Borrower or the Subject Business;
(C)           No later than the twentieth (20th) day following the end of each month, a report detailing both the capitalization of the Borrower as of the end of such month and the aggregate investment activity of the Borrower during that month, and a statement of Market Value and asset type of the present portfolio of investments then held in the Surplus Account of the Borrower, and, as part of the monthly report delivered after the end of each calendar quarter, a certification as to whether the assets in the Surplus Account comply with the Borrower Investment Guidelines;
(D)           No later than the fifth (5th) Business Day following the decision thereof, written notice of any permitted statutory accounting practice or other deviation from SAP that is proposed to be made applicable with respect to the Borrower, together with a copy of such practice or other deviation. The Borrower shall not implement such proposed practice or other deviation without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders),

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

such consent not to be unreasonably withheld; provided, however, that nothing herein shall require the Beneficiary to receive the consent of the Administrative Agent (acting at the direction of the Required Lenders) for any permitted statutory accounting practice or other deviation from SAP as it relates to the Subject Business, the Transactions or otherwise;
(E)           No later than the fifth (5th) Business Day after the filing or commencement thereof, written notice of the filing or commencement of any action, suit or proceeding by or before any court, arbitrator or Governmental Authority against or affecting the Borrower, or the threat of any such proceeding;
(F)           As promptly as practicable after receipt, any notice from any Governmental Authority that (1) the Borrower is being placed under regulatory supervision, (2) any license, permit, charter or registration that is material or otherwise necessary to the conduct of the Borrower’s business (including the Subject Business) is to be suspended or revoked, (3) the Borrower is to cease and desist any practice, procedure or policy employed by it in the conduct of its business (including the Subject Business), and such practice, procedure or policy, or the cessation of such practice, procedure or policy would have a Material Adverse Effect or (4) is otherwise material to the Subject Business or a Transaction Document;
(G)           No later than the fifth (5th) Business Day after the occurrence thereof, any judgment, ruling, examination, proceeding, event, action or communication, such as a hearing, fine, penalty, license suspension or revocation or similar action, by or on behalf of the Commissioner that would reasonably be expected to result in the disapproval, or the revocation of any approval, by of on behalf of the Commissioner of any current or future payment of any amounts due to the Administrative Agent, the Issuing Lender or the Lenders hereunder;
(H)           No later than the twentieth (20th) day following the end of each month, a report detailing expenses incurred by the Borrower in such period and, to the extent the Borrower expects to pay a dividend on the Dividend Payment Date, if any, in the current month, a compliance test evidencing the compliance of such dividend payment with the requirements and conditions in respect thereof in clause Ninth of the Priority of Payments and the Dividend Payment Formula;
(I)           No later than March 31 of each year, a report in respect of the prior calendar year detailing actual financial performance of the Borrower relative to the base case pro forma financial projections in the Deal Model;

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(J)           No later than February 20 and August 20 of each year, commencing on February 20, 2010, mortality and lapsation actual-to-expected information in respect of the Subject Business and Reinsurance Agreement, using expected mortality and lapsation information based on Appendix D of the Milliman Feasibility Study filed with the Department as part of the Application;
(K)           No later than the second (2nd) Business Day after receipt or delivery by the Borrower, to the extent not otherwise delivered to the Administrative Agent under a Loan Document, a copy of any report, notice or other information received by, or delivered by, the Borrower under any of the other Transaction Documents; and
(L)           As promptly as practicable after the Borrower or any of its Affiliates becomes aware thereof, written notice of any occurrence or other development that would reasonably be expected to have a Material Adverse Effect.
(iii)           Notices of Defaults.  Prompt written notice of the occurrence of any Default or Event of Default accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details thereof and any action taken or proposed to be taken with respect thereto.
(iv)           Other Information.
(A)           No later than the fifth (5th) Business Day following submission thereof to, or receipt from, the Commissioner or any other Governmental Authority (i) all reports, actuarial opinions, financial statements, pro forma financial statements, assessments, examination reports and other written or electronic communications (other than communications in the ordinary course and relating to ministerial or other immaterial and routine matters) to or from the Commissioner or any other Governmental Authority (to the extent not otherwise covered by this Section 5.01(a)), and (ii) a written summary of any material oral communication between the Borrower and either the Commissioner or any other Governmental Authority related to the Transaction Documents or the Transactions; and
(B)           As soon as reasonably practicable following receipt thereof, such other documents, statements, reports or information as the Administrative Agent (and during the continuance of a Default, the

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Lenders) may reasonably request insofar as such information is reasonably related to the Transaction.
(b)           Conduct of Business; Existence.  The Borrower shall do or cause to be done all things reasonably necessary to maintain its existence as a special purpose financial captive insurance company organized under the Laws of the State of Vermont, to preserve, renew and keep in full force and effect its legal existence, its solvency, and the rights, licenses, permits, privileges and franchises material to the conduct of the Subject Business.
(c)           Restriction on Business.  The Borrower shall not conduct any business other than the reinsurance of the Subject Business pursuant to, and in compliance with, the terms of the Reinsurance Agreement and such other activities permitted by the Transaction Documents, and shall not change its name or enter into any agreements or engage in any activity that would be inconsistent with the factual assumptions stated in the legal opinion of Barnes & Thornburg LLP, dated the date hereof, regarding the consolidation of the assets and liabilities of the Beneficiary with the Borrower. The Borrower shall not enter into any other contractual obligations other than the Transaction Documents without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), such consent not to be unreasonably withheld.
(d)           Compliance with Laws.  The Borrower shall comply in all material respects with all applicable Laws, rules, regulations, and orders of, all applicable restrictions imposed by, and all material permits and licenses issued to the Borrower by, any Governmental Authority applicable to it, including statutory insurance requirements.
(e)           Compliance with Constituent Documents and Transaction Documents.  The Borrower shall comply with all of the terms and conditions of, and its obligations under, and enforce its rights under, its Constituent Documents and the Transaction Documents to which it is a party, including enforcing any rights thereunder or under applicable Law in connection with an improper draw on the Letter of Credit, and shall consult with, and obtain the prior written consent of, the Administrative Agent (acting at the direction of the Required Lenders), such consent not to be unreasonably withheld, conditioned or delayed, before taking or consenting to any action, making any election, or exercising any discretion under any of the Transaction Documents to which it is a party; provided, that it may take any actions that are ministerial or routine in nature that would not reasonably be expected to have any adverse consequences to the Administrative Agent, the Issuing Lender or any Lender.
(f)           Amendments and Waivers.  The Borrower shall not amend, restate, modify, supplement, assign, terminate, hypothecate, subordinate, discharge or otherwise alter or waive, or consent to amendment, restatement, modification, supplementation, assignment, termination, hypothecation, subordination, dischargement or other alteration or waiver of any obligations of third parties under, or enter into any agreement inconsistent with, any of its Constituent Documents or the Transaction Documents to which it is a party without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders),

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

such consent not to be unreasonably withheld, conditioned or delayed; provided that nothing in this Section 5.01(f) shall prohibit or require the consent of the Administrative Agent or the Required Lenders for amendments (i) to the Tax Sharing Agreement or the Master Services Agreement, in each case, that are necessary to add or delete a party thereto (other than the Borrower, the Beneficiary and LNC), (ii) necessary to comply with changes to applicable Law, or (iii) which do not affect the services provided to, or rights or obligations of, the Borrower under any Transaction Documents; provided, further, that the Administrative Agent shall receive written notice at least five (5) Business Days prior to the execution date of any such permissible amendments.
(g)           Assignments.  Other than as contemplated in Section 5.01(h) below, the Borrower shall not grant any Person any right to enforce its rights and remedies against the Beneficiary under any Transaction Document or under applicable Law.
(h)           Enforcement of Rights.  The Administrative Agent (acting at the direction of the Required Lenders) shall have the right to enforce, in the name of the Borrower, any right of the Borrower under the Transaction Documents and under applicable Law and to take any actions in the name of the Borrower that the Borrower has covenanted to take or has the right to take either (i) upon the occurrence and continuation of a Default or an Event of Default or (ii) at any time during which the Borrower fails to enforce such rights or take any actions within three (3) Business Days of being directed to do so by the Administrative Agent. The Borrower shall inform the Administrative Agent in writing of any such occurrence under clause (i) or (ii) above no later than the second (2nd) Business Day following such occurrence.
(i)           Enforcement.  Except as set forth in the Transaction Documents to which it is a party, the Borrower shall not take any action, or fail to take any action, if such action or inaction would reasonably be expected to interfere with the enforcement of any rights of the Issuing Lender, the Lenders or the Administrative Agent under any of the Transaction Documents or applicable Law.
(j)           Fundamental Changes.  The Borrower will not (i) consolidate or merge with or into any Person or (ii) sell, convey, transfer or otherwise dispose of, directly or indirectly, all or substantially all of the assets of the Borrower to any other Person.
(k)           Limitations on Liens and Indebtedness.  The Borrower shall not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by the Borrower, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, or incur any Indebtedness, except such Liens and Indebtedness as are specifically permitted under the terms of the Loan Documents.
(l)           Inspection Rights.  The Borrower shall permit any representative designated by the Administrative Agent (acting at the direction of the Required Lenders), upon reasonable prior notice, to examine the books and records of the Borrower, and to discuss the affairs, finances and condition of the Borrower with the Borrower’s officers, independent

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

accountants, actuaries or other consultants no more than twice during each twelve-month period hereunder and the Administrative Agent shall bear its own expenses in connection with such access; provided, that in the event (x) an Event of Default has occurred and is continuing, or (y) the performance of the Subject Business materially deviates from the expectations reflected in the information previously provided by the Borrower or any of its Affiliates to the Issuing Lender or any of its Affiliates in connection with the issuance of the Letter of Credit and the transactions contemplated hereby, in each case the Administrative Agent or its representative shall have access as often as reasonably necessary to obtain information related to the Borrower and its affairs, finances and condition; provided, further, that the Borrower shall have the right to be present at any such meetings with the Borrower’s independent accountants, actuaries or other consultants.
(m)           Liquidation; Insolvency.  The Borrower shall not dissolve or liquidate, in whole or in part, or, prior to the date that is one year (or, if longer, such preference period then in effect) and one day after payment in full of all amounts payable in respect of the Letter of Credit and any of its obligations to the Administrative Agent and the Lenders, institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable Debtor Relief Laws, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of its, or a substantial part of its, property, or make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such or any similar action.
(n)           Non-Consolidation.
(i)           The Borrower shall not have employees. The Borrower may enter into service agreements with its Affiliates, such that the employees of such Affiliates act on behalf of the Borrower; provided, that such employees shall at all times hold themselves out to third parties as representatives of the Borrower while performing duties under such service agreements.
(ii)           Any Affiliate of the Borrower that acts as an agent of the Borrower shall so act solely through express agencies; provided, that each such agent fully discloses to any third party the agency relationship with the Borrower; and provided, further, that such parties receive fair compensation or compensation consistent with regulatory requirements, as appropriate, from the Borrower for the services provided.
(iii)           The Borrower shall not act as an agent for any of its Affiliates.
(iv)           The Borrower shall not acquire, merge into or consolidate with any Person or, to the fullest extent permitted by Law, dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of any of its assets other than in accordance with the Transaction Documents, or change its legal structure, fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Laws of the State of

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Vermont or to the fullest extent permitted by Law, seek dissolution or winding up, in whole or in part.
(v)           The Borrower shall ensure that all actions of the Borrower are duly authorized by its authorized personnel, as appropriate and in accordance with its Constituent Documents.
(vi)           The Borrower shall use its name “Lincoln Reinsurance Company of Vermont I” in all correspondence, and use separate stationery, invoices and checks, except as otherwise provided in the Transaction Documents or required by applicable Law.
(vii)           The Borrower shall maintain its own books, records, resolutions and agreements, and such books and records, shall be adequate and sufficient to identify all of its assets.
(viii)           The Borrower shall prepare financial statements and accounting records for itself that are separate from the financial statements and accounting records of its Affiliates that clearly identify the Borrower's individual assets and liabilities and segregate them from those of its Affiliates; provided, that the Borrower also may permit such financial statements to be part of consolidated financial statements of another entity. All such financial statements shall present fairly, in all material respects, the financial position of the Borrower in all material respects.
(ix)           The Borrower shall not commingle funds or other assets of the Borrower with those of its Affiliates or any other Person, shall not maintain bank accounts or other depository accounts to which any of its Affiliates is an account party, into which any of its Affiliates makes deposits or from which any of its Affiliates has the power to make withdrawals, all except as provided in the Transaction Documents or required by applicable Law.
(x)           The Borrower shall hold its assets in its own name.
(xi)           The Borrower shall not permit any of its Affiliates to pay any of the Borrower's operating expenses  unless such operating expenses are paid by such Affiliate pursuant to an agreement between such Affiliate and the Borrower providing for the allocation of such expenses and such expenses are reimbursed by the Borrower out of its own funds or such expenses are paid pursuant to the Transaction Documents.  The Borrower shall not allow any Person to pay its debts, liabilities and expenses except as permitted by the immediately preceding sentence or fail to pay its debts, liabilities and expenses from its own assets (including, as applicable, shared personnel and overhead expenses).
(xii)           The Borrower shall allocate fairly and reasonably any overhead expenses that it shares with any Affiliates or any other Person, including, but not limited to, paying for shared office space and services performed by any employee of its Affiliates.
(xiii)           The Borrower shall at all times hold itself out to the public as a legal entity separate and distinct from any other Person and shall act solely in its own name and through its duly authorized officers or agents and identify itself as a separate and distinct Person under its

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

own name in order not to (x) mislead others as to the Person with which such other party is transacting business, or (y) suggest that the Borrower is responsible for the debts of any third party (including any Affiliate of the Borrower, or any shareholder, partner, member, principal or Affiliate thereof).  The Borrower shall correct any known misunderstandings regarding its separate identity from its Affiliates.
(xiv)           Following the date hereof and subject to Section 5.01(c), the Borrower shall not enter into any contract, agreement or arrangement with any of its Affiliates except in the ordinary course of its business and on terms and conditions at least as favorable to the Borrower as would be obtainable by the Borrower at the relevant time in a comparable arm's-length transaction or series of transactions with a Person other than an Affiliate thereof, as determined by the Borrower.
(xv)           The Borrower shall maintain its assets in such a manner that is or will not be costly or difficult to segregate, identify or ascertain its assets from those of any other Person.
(xvi)           Other than to the extent permitted or required by the Transaction Documents, the Borrower shall not assume, guarantee, become obligated for, pay, or hold itself out to be responsible for, the Indebtedness or obligations of any Affiliate or other Person and shall not consent to any of its Affiliates assuming, granting, becoming obligated for, paying or holding itself out to be responsible for the Indebtedness or obligation of the Borrower.
(xvii)           The Borrower shall not hold itself out as or be considered as a department or division of (i) any stockholder, partner, principal, member or Affiliate of the Borrower, (ii) any Affiliate of a stockholder, partner, principal, member or Affiliate of the Borrower, or (iii) any other Person or allow any Person to identify the Borrower as a department or division of that Person.
(xviii)           The Borrower shall not conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of the Borrower or the creditors of any other Person.
(xix)           As of the date hereof, the Borrower shall have adequate capital and the Borrower will maintain, after the date hereof, adequate capital in light of its contemplated business operations and for the normal obligations reasonably foreseeable in a business of its size and character.
(xx)           The Borrower shall not pledge its assets for the benefit of any other Person, make any loans or advances to any Person, acquire any obligations or securities of any Affiliates, or consent to the granting of any consensual Liens on its property by any of its Affiliates, except, in each case, as permitted or required pursuant to the Loan Documents.
(xxi)           The Borrower shall observe strictly all organizational and procedural formalities required by this Agreement, its Constituent Documents and by applicable Law, as the case may

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be, including, but not limited to, in paying dividends or transferring any of its assets to any of its Affiliates.
(xxii)           The Borrower shall have at least one independent director and shall have a board of directors separate from that of its sole holder of common stock and any other Person, and shall cause its board of directors to observe all other corporate formalities.
(o)           Fraudulent Transfers.  The Borrower shall not knowingly accept any assets that have been transferred to it for the purpose of defrauding any creditor of the Borrower or any of its Affiliates.
(p)           Taxes.  The Borrower shall pay any material amount of Tax, assessment, charge or fee due and payable with respect to its properties and assets when due, other than those being contested in good faith, except as otherwise provided in the Tax Sharing Agreement.
(q)           Dividends.  The Borrower shall not pay or declare any dividends or other distributions to its shareholders except in accordance with, and subject to the restrictions of, the Priority of Payments and the Dividend Payment Formula.
(r)           Subsidiaries.                      The Borrower shall not form or acquire, or cause to be formed or acquired, any Subsidiary or any other Person in which it holds any equity interest.
(s)           Maintenance of Accounts of the Borrower.
(i)           The Borrower shall at all times maintain a Surplus Account with a bank or trust company.  All funds received by the Borrower (including all net settlements received under the Reinsurance Agreement) shall be deposited directly into the Surplus Account before such funds are distributed in accordance with the Priority of Payments below.
(ii)           To the extent the Market Value of assets in the Surplus Account exceeds $250,000, the Borrower shall apply all such funds, without duplication, in the following order of priority (the “Priority of Payments”); provided that with respect to any unpaid Reimbursement Obligations, such payment shall only be made to the extent that (i) the Borrower’s Total Adjusted Capital will equal or exceed *% of the Borrower’s Company Action Level Risk Based Capital after giving effect to such payment, or (ii) an Approval has been received in respect of all or a portion of such payment if the Borrower’s Total Adjusted Capital will not equal or exceed *% of the Borrower’s Company Action Level Risk Based Capital after giving effect to such payment:
First, on any Business Day for the payment of any Taxes due and payable by the Borrower as of such date, including payments due under the Tax Sharing Agreement;

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Second, on any Business Day for the payment of that portion of the Borrower’s Obligations consisting of (i) unpaid interest at the Drawn Rate on all Reimbursement Obligations, and (ii) after all such unpaid interest has been paid in full, unpaid principal of all Reimbursement Obligations, in each case, to the extent due and payable in respect of amounts drawn under the Letter of Credit that are not necessary for the payment of Covered Liabilities under the Reinsurance Agreement, such payments to be effected ratably among the Lenders in proportion to the respective amounts described in this clause Second that are payable to them;
Third, on any Business Day for the payment of any amounts due and payable to the Beneficiary in respect of Covered Liabilities and adjustments to the Funds Withheld Account under, and subject to the terms of, the Reinsurance Agreement as of such date;
Fourth, on any Business Day for the payment of Permitted Expenses incurred directly by the Borrower that are due and payable on such date subject to an aggregate per annum cap of $500,000, with such per annum cap amount increasing each year thereafter by three percent (3%) from the previous year’s cap amount commencing in calendar year 2010;
Fifth, at any time when an Event of Default has occurred and is continuing, on any Business Day for payments in accordance with Section 6.03;
Sixth, to the extent not otherwise contemplated in clauses Second or Fifth above, on any Business Day for the payment of that portion of the Borrower’s Obligations consisting of interest, fees, indemnities, expenses and other amounts (including reasonable attorneys fees and amounts payable under Sections 2.04 and 2.05 and unpaid interest at the Drawn Rate on all Reimbursement Obligations, but excluding, fees due and payable pursuant to Section 2.03 and the unpaid principal of the Reimbursement Obligations) payable to the Administrative Agent, the Issuing Lender or the Lenders in their respective capacities as such, ratably among the Administrative Agent, the Issuing Lender and the Lenders in proportion to the respective amounts described in this clause Sixth that are payable to them;
Seventh, to the extent not otherwise contemplated in clauses Second or Fifth above, on any Business Day for the payment of that portion of the Borrower’s Obligations consisting of accrued fees due and payable pursuant to Section 2.03;
Eighth, to the extent not otherwise contemplated in clauses Second or Fifth above, on any Business Day for the payment of that portion of the Borrower’s

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Obligations consisting of unpaid principal of the Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Eighth that are held by them; and
Ninth, on any Dividend Payment Date, for the payment of dividends in accordance with, and subject to the restrictions of, the Dividend Payment Formula as set forth on Exhibit G hereto.
For the avoidance of doubt, the parties acknowledge and agree that the Letter of Credit shall not be deemed to be held by the Borrower in the Surplus Account and used by the Borrower to satisfy its minimum capital and surplus requirement pursuant to Title 8, Part 3, Chapter 141, Subchapter 4, Section 6048g of the Vermont Statutes Annotated.
(t)           Issuance of Shares.  Other than any common stock issued to the Parent, the Borrower shall not issue any shares or rights, warrants or options in respect of capital shares or securities convertible into or exchangeable for shares.
(u)           Delivery of Reports and Other Information.  The Borrower shall enforce all the Borrower’s rights and remedies under the Transaction Documents to obtain assistance, cooperation, documents, reports and other information that it is entitled to receive under the Transaction Documents, including annual cash flow testing reports by the Borrower’s Appointed Actuary, monthly statistics with respect to amounts paid and received under the Reinsurance Agreement, the capitalization of the Borrower, and mortality, lapsation, and other information regarding the Subject Business.  The Borrower shall deliver to the Administrative Agent (for distribution upon request to the Lenders) a copy of any such written notice, advice, demand, statement, request, report or other communication delivered to any other party or received from any other party under any Transaction Document at the address as specified in Section 8.01 hereof.  Such delivery to the Administrative Agent shall, with respect to any such written notice, advice, demand, statement, request, report or other communication, be made simultaneously with delivery to such other party and, with respect to any such written notice, advice, demand, statement, request, report or other communication received from any other party, be made as promptly as practicable upon receipt thereof by the Borrower.
(v)           Exemption from Investment Company Registration.  The Borrower shall take all actions necessary so as to be exempt from registration under the Investment Company Act.
(w)           Disputes Relating to Market Value Calculations.  In the event that the Administrative Agent (acting at the direction of the Required Lenders) disputes, in connection with any Transaction Document, the calculation of Market Value with respect to any assets as reported to it (whether through a certificate or report delivered hereunder or otherwise), the Administrative Agent and Borrower shall cooperate in good faith to resolve such dispute as promptly as practicable.  In the event that the parties cannot resolve such dispute on or prior to

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the fifth (5th) Business Day following notification by the Administrative Agent to the Borrower of such dispute, the parties shall conduct a poll of three (3) Primary Dealers to determine the fair market value assigned to the subject asset(s) as of and for the relevant time period.  The arithmetic mean of such fair market values for such time period shall be the Market Value in respect thereof.
(x)           Margin Stock.                                 The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each drawing under the Letter of Credit, not more than 25% of the value of the assets of the Borrower will be margin stock.
(y)           Further Assurances.                                The Borrower shall, upon request of the Administrative Agent (acting at the direction of the Required Lenders), from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period after such request, such amendments or supplements to the Transaction Documents to which it is a party, subject to the terms hereof and thereof, and such further instruments and take such further action as (in each case) may be necessary or desirable to effect the intention, performance and provisions of the Transaction Documents to which it is a party.
SECTION 5.02.  Parent Covenants.  Until all LOC Disbursements have been reimbursed and the Letter of Credit has expired, terminated or been cancelled (and not otherwise replaced pursuant to the terms of the Loan Documents) and all amounts due and payable under the Loan Documents have been paid in full, the Parent covenants and agrees with the Administrative Agent, the Issuing Lender and the Lenders that:
(a)           Reporting Documents.  The Parent will furnish or cause its Affiliates to furnish, as the case may be, to the Administrative Agent, and the Administrative Agent shall, upon request, distribute to the Lenders:
(i)           Parent GAAP Financial Statements.   No later than (x) the sixtieth (60th) day after the end of each quarter to the extent prepared, the unaudited quarterly financial statements of the Parent prepared in accordance with GAAP, with the first unaudited quarterly financial statement to be provided for the first quarter ending March 31, 2010, and thereafter, and (y) the one hundred and sixtieth (160th) day after the end of each year, the annual audited financial statements of the Parent prepared in accordance with GAAP.
(ii)           Reports.
(A)           No later than the twentieth (20th) calendar day following the end of each month, a report detailing both the capitalization of the Parent as of the end of such month and the aggregate investment activity

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of the Parent during such month, and a statement of the Market Value and asset-type of investments then held in the Parent Account and, as part of the monthly report delivered after the end of each calendar quarter, a certificate as to whether the assets in the Parent Account comply with the Parent Investment Guidelines;
(B)           No later than the fifth (5th) Business Day after the filing or commencement thereof, written notice of the filing or commencement of any action, suit or proceeding by or before any court, arbitrator or Governmental Authority against or affecting the Parent, or the threat of any such proceeding;
(C)           As promptly as practicable after receipt, any notice from any Governmental Authority that (1) the Parent is being placed under regulatory supervision, (2) any license, permit, charter or registration that is material or otherwise necessary to the conduct of the Parent’s business is to be suspended or revoked, (3) the Parent is to cease and desist any practice, procedure or policy employed by it in the conduct of its business, and such practice, procedure or policy, or the cessation of such practice, procedure or policy would have a Material Adverse Effect or (4) is otherwise material to a Transaction Document;
(D)            As promptly as practicable after the Parent or any of its Affiliates becomes aware thereof, written notice of any occurrence or other development that would reasonably be expected to have a Material Adverse Effect on the Parent; and
 (E)           No later than the fifth (5th) Business Day prior to the Fee Payment Date on which the Parent expects to pay a dividend or make any other distribution to its members, a compliance test evidencing the compliance of such dividend or distribution payment with the requirements and conditions in respect thereof in clause Sixth of the Parent Priority of Payments.
(iii)           Notices of Defaults.  Prompt written notice of the occurrence of any Default or Event of Default accompanied by a statement of a Financial Officer or other executive officer of the Parent setting forth the details thereof and any action taken or proposed to be taken with respect thereto.
(iv)           Other Information.  As soon as reasonably practicable following receipt thereof, such other documents, statements, reports or information as the Administrative Agent (and during the continuance of a Default, the Lenders) may request insofar as such information is reasonably related to the Transaction.

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(b)           Conduct of Business; Existence.  The Parent shall do or cause to be done all things reasonably necessary to maintain its existence as a limited liability company organized under the Laws of the State of Delaware, to preserve, renew and keep in full force and effect its legal existence, its solvency, and the rights, licenses, permits, privileges and franchises material to the conduct of its business.
(c)           Restriction on Business.  The Parent shall not conduct any business other than pursuant to, and in compliance with, the terms of this Agreement and the Fee Letter, and shall not change its name or enter into any agreements or engage in any activity that would be inconsistent with the factual assumptions stated in the legal opinion of Barnes & Thornburg LLP, dated the date hereof, regarding the consolidation of the assets and liabilities of the Beneficiary with the Parent.  The Parent shall not enter into any other contractual obligations other than the Transaction Documents without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), such consent not to be unreasonably withheld.
(d)           Compliance with Laws.  The Parent shall comply in all material respects with all applicable Laws, rules, regulations, and orders of, all applicable restrictions imposed by, and all material permits and licenses issued to the Parent by, any Governmental Authority applicable to it.
(e)           Compliance with Constituent Documents and Transaction Documents.  The Parent shall comply with all of the terms and conditions of, and its obligations under, and enforce its rights under, its Constituent Documents and the Transaction Documents to which it is a party, and shall consult with, and obtain the prior written consent of, the Administrative Agent (acting at the direction of the Required Lenders), such consent not to be unreasonably withheld, conditioned or delayed, before taking or consenting to any action, making any election, or exercising any discretion under any of the Transaction Documents to which it is a party; provided, that it may take any actions that are ministerial or routine in nature that would not reasonably be expected to have any adverse consequences to the Administrative Agent, the Issuing Lender or any Lender.
(f)           Amendments and Waivers.  The Parent shall not amend, restate, modify, supplement, assign, terminate, hypothecate, subordinate, discharge or otherwise alter or waive, or consent to amendment, restatement, modification, supplementation, assignment, termination, hypothecation, subordination, dischargement or other alteration or waiver of any obligations of third parties under, or enter into any agreement inconsistent with, any of its Constituent Documents or the Transaction Documents to which it is a party without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) such consent not to be unreasonably withheld, conditioned or delayed; provided, that nothing in this Section 5.02(f) shall prohibit or require the consent of the Administrative Agent or the Required Lenders for amendments (i) necessary to comply with changes to applicable Law, or (ii) which do not affect the services provided to, or rights or obligations of, the Parent under any Transaction

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Documents; provided, further, that the Administrative Agent shall receive written notice at least five (5) Business Days prior to the execution date of any such permissible amendments.
(g)           Enforcement of Rights.  The Administrative Agent (acting at the direction of the Required Lenders) shall have the right to enforce, in the name of the Parent, any right of the Parent under the Transaction Documents and under applicable Law and to take any actions in the name of the Parent that the Parent has covenanted to take or has the right to take either (i) upon the occurrence and continuation of a Default or an Event of Default or (ii) at any time during which the Parent fails to enforce such rights or take any actions within three (3) Business Days of being directed to do so by the Administrative Agent.  The Parent shall inform the Administrative Agent in writing of any such occurrence under clause (i) or (ii) above no later than the second (2nd) Business Day following such occurrence.
(h)           Enforcement.  Except as set forth in the Transaction Documents to which it is a party, the Parent shall not take any action, or fail to take any action, if such action or inaction would reasonably be expected to interfere with the enforcement of any rights of the Issuing Lender, the Lenders or the Administrative Agent under any of the Transaction Documents or applicable Law.
(i)           Fundamental Changes.  The Parent will not (i) consolidate or merge with or into any Person or (ii) sell, convey, transfer or otherwise dispose of, directly or indirectly, all or substantially all of the assets of the Parent to any other Person.
(j)           Limitations on Liens and Indebtedness.  The Parent shall not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by the Parent, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, or incur any Indebtedness, except such Liens and Indebtedness as are specifically permitted under the terms of the Loan Documents.
(k)           Inspection Rights.  The Parent shall permit any representative designated by the Administrative Agent (acting at the direction of the Required Lenders), upon reasonable prior notice, to examine the books and records of the Parent, and to discuss the affairs, finances and condition of the Parent with the Parent’s officers, independent accountants, actuaries or other consultants no more than twice during each twelve-month period hereunder and the Administrative Agent shall bear its own expenses in connection with such access; provided, that in the event (x) an Event of Default has occurred and is continuing, or (y) the performance of the Subject Business materially deviates from the expectations reflected in the information previously provided by the Borrower or any of its Affiliates to the Issuing Lender or any of its Affiliates in connection with the issuance of the Letter of Credit and the transactions contemplated hereby, in each case the Administrative Agent or its representative shall have access as often as reasonably necessary to obtain information related to the Parent and its affairs, finances and condition; provided, further, that the Parent shall have the right to be present at any such meetings with the Parent’s independent accountants, actuaries or other consultants.

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(l)           Liquidation; Insolvency.  The Parent shall not dissolve or liquidate, in whole or in part, or, prior to the date that is one year (or, if longer, such preference period then in effect) and one day after payment in full of all amounts payable in respect of the Letter of Credit and any of its obligations to the Administrative Agent and the Lenders, institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable Debtor Relief Laws, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of its, or a substantial part of its, property, or make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such or any similar action.
(m)           Non-Consolidation.
(i)           The Parent shall not have employees.  The Parent may enter into service agreements with its Affiliates, such that the employees of such Affiliates act on behalf of the Parent; provided, that such employees shall at all times hold themselves out to third parties as representatives of the Parent while performing duties under such service agreements.
(ii)           Any Affiliate of the Parent that acts as an agent of the Parent shall so act solely through express agencies; provided, that each such agent fully discloses to any third party the agency relationship with the Parent; and provided, further, that such parties receive fair compensation or compensation consistent with regulatory requirements, as appropriate, from the Parent for the services provided.
(iii)           The Parent shall not act as an agent for any of its Affiliates.
(iv)           The Parent shall not acquire, merge into or consolidate with any Person or, to the fullest extent permitted by Law, dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of any of its assets other than in accordance with the Transaction Documents, or change its legal structure, fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Laws of the State of Delaware or to the fullest extent permitted by Law, seek dissolution or winding up, in whole or in part.
(v)           The Parent shall ensure that all actions of the Parent are duly authorized by its authorized personnel, as appropriate and in accordance with its Constituent Documents.
(vi)           The Parent shall use its name “Lincoln Financial Holdings, LLC II” in all correspondence, and use separate stationery, invoices and checks, except as otherwise provided in the Transaction Documents or required by applicable Law.

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(vii)           The Parent shall maintain its own books, records, resolutions and agreements, and such books and records, shall be adequate and sufficient to identify all of its assets.
(viii)           The Parent shall prepare financial statements and accounting records for itself that are separate from the financial statements and accounting records of its Affiliates that clearly identify the Parent's individual assets and liabilities and segregate them from those of its Affiliates; provided, that the Parent also may permit such financial statements to be part of consolidated financial statements of another entity.  All such financial statements shall present fairly, in all material respects, the financial position of the Parent.
(ix)           The Parent shall not commingle funds or other assets of the Parent with those of its Affiliates or any other Person, shall not maintain bank accounts or other depository accounts to which any of its Affiliates is an account party, into which any of its Affiliates makes deposits or from which any of its Affiliates has the power to make withdrawals, all except as provided in the Transaction Documents or required by applicable Law.
(x)           The Parent shall hold its assets in its own name.
(xi)           The Parent shall not permit any of its Affiliates to pay any of the Parent's operating expenses unless such operating expenses are paid by such Affiliate pursuant to an agreement between such Affiliate and the Parent providing for the allocation of such expenses and such expenses are reimbursed by the Parent out of its own funds.  The Parent shall not allow any Person to pay its debts, liabilities and expenses except as permitted by the immediately preceding sentence or fail to pay its debts, liabilities and expenses from its own assets (including, as applicable, shared personnel and overhead expenses).
(xii)           The Parent shall allocate fairly and reasonably any overhead expenses that it shares with any Affiliates or any other Person, including, but not limited to, paying for shared office space and services performed by any employee of its Affiliates.
(xiii)           The Parent shall at all times hold itself out to the public as a legal entity separate and distinct from any other Person and shall act solely in its own name and through its duly authorized officers or agents and identify itself as a separate and distinct Person under its own name in order not to (x) mislead others as to the Person with which such other party is transacting business, or (y) suggest that the Parent is responsible for the debts of any third party (including any Affiliate of the Parent, or any shareholder, partner, member, principal or Affiliate thereof).  The Parent shall correct any known misunderstandings regarding its separate identity from its Affiliates.
(xiv)           Following the date hereof and subject to Section 5.02(c), the Parent shall not enter into any contract, agreement or arrangement with any of its Affiliates except in the ordinary course of its business and on terms and conditions at least as favorable to the Parent as would be

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obtainable by the Parent at the relevant time in a comparable arm's-length transaction or series of transactions with a Person other than an Affiliate thereof, as determined by the Parent.
(xv)           The Parent shall maintain its assets in such a manner that is or will not be costly or difficult to segregate, identify or ascertain its assets from those of any other Person.
(xvi)           Other than as required by this Agreement, the Fee Letter and the Beneficiary Letter Agreement, the Parent shall not assume, guarantee, become obligated for, pay, or hold itself out to be responsible for, the Indebtedness or obligations of any Affiliate or other Person and shall not consent to any of its Affiliates assuming, granting, becoming obligated for, paying or holding itself out to be responsible for the Indebtedness or obligation of the Parent.
(xvii)           The Parent shall not hold itself out as or be considered as a department or division of (i) any stockholder, partner, principal, member or Affiliate of the Parent, (ii) any Affiliate of a stockholder, partner, principal, member or Affiliate of the Parent, or (iii) any other Person or allow any Person to identify the Parent as a department or division of that Person.
(xviii)           The Parent shall not conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of the Parent or the creditors of any other Person.
(xix)           As of the date hereof, the Parent shall have adequate capital and the Parent will maintain, after the date hereof, adequate capital in light of its contemplated business operations and for the normal obligations reasonably foreseeable in a business of its size and character.
(xx)           The Parent shall not pledge its assets for the benefit of any other Person, make any loans or advances to any Person, acquire any obligations or securities of any Affiliates, or consent to the granting of any consensual Liens on its property by any of its Affiliates, except, in each case, as permitted or required pursuant to the Loan Documents.
(xxi)           The Parent shall observe strictly all organizational and procedural formalities required by this Agreement, its Constituent Documents and by applicable Law, as the case may be, including, but not limited to, in paying dividends or transferring any of its assets to any of its Affiliates.
(xxii)           The Parent shall have at least one independent manager and shall have a managing committee separate from that of its sole member and any other Person, and shall cause its managing committee to observe all other limited liability company formalities.
(n)           Fraudulent Transfers.  The Parent shall not knowingly accept any assets that have been transferred to it for the purpose of defrauding any creditor of the Parent or any of its Affiliates.

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(o)           Dividends.  The Parent shall not pay or declare any dividends or other distributions to its members except in accordance with, and subject to the restrictions of, the Parent Priority of Payments.
(p)           Maintenance of Accounts; Use of Funds.  The Parent shall at all times maintain the Parent Account with a bank or trust company.  All funds received by the Parent shall be deposited directly into the Parent Account and shall be applied, without duplication, only in the following order of priority (the “Parent Priority of Payments”):
(i)           First, on any Business Day for the payment of any Taxes due and payable by the Parent as of such date;
(ii)           Second, at any time when an Event of Default has occurred and is continuing, on any Business Day for payments in accordance with Section 6.03;
(iii)           Third, to the extent not otherwise contemplated in clause Second above, on any Business Day for the payment of that portion of the Loan Parties’ Obligations consisting of interest, fees, indemnities, expenses and other amounts (including reasonable attorneys fees and amounts payable under Sections 2.04 and 2.05 and unpaid interest at the Drawn Rate on all Reimbursement Obligations, but excluding fees due and payable pursuant to Section 2.03 and unpaid principal of the Reimbursement Obligations) payable to the Administrative Agent, the Issuing Lender or the Lenders in their respective capacities as such, ratably among the Administrative Agent, the Issuing Lender and the Lenders in proportion to the respective amounts described in this clause Third that are payable to them;
(iv)           Fourth, to the extent not otherwise contemplated in clause Second above, on any Business Day for the payment of that portion of the Loan Parties’ Obligations consisting of accrued fees due and payable pursuant to Section 2.03;
(v)           Fifth, to the extent not otherwise contemplated in clause Second above, on any Business Day for the payment of that portion of the Loan Parties’ Obligations consisting of unpaid principal of the Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Fifth that are held by them; and
(vi)           Sixth, on any Fee Payment Date following the initial Dividend Payment Date on which the Borrower has paid a dividend in accordance with, and subject to the conditions of, clause Ninth of the Priority of Payments and the Dividend Payment Formula, for the payment of dividends or distributions to the Beneficiary in an amount equal to the excess, if any, of the Market Value of assets in the Parent Account over the amount set forth on Exhibit H in respect of such date.

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(q)           Subsidiaries.  The Parent shall not form or acquire, or cause to be formed or acquired, any Subsidiary or any other Person in which it holds any equity interest.
(r)           Issuance of Membership Interests.  Other than any membership interests issued to the Beneficiary, the Parent shall not issue any membership interests or rights, warrants or options in respect of membership interests or securities convertible into or exchangeable for membership interests.
(s)           Delivery of Reports and Other Information.  The Parent shall enforce all the Parent’s rights and remedies under the Transaction Documents, if any, to obtain assistance, cooperation, documents, reports and other information that it is entitled to receive under the Transaction Documents.  The Parent shall deliver to the Administrative Agent (for distribution upon request to the Lenders) a copy of any such written notice, advice, demand, statement, request, report or other communication delivered to any other party or received from any other party under any Transaction Document at the address as specified in Section 8.01 hereof.  Such delivery to the Administrative Agent shall, with respect to any such written notice, advice, demand, statement, request, report or other communication, be made simultaneously with delivery to such other party and, with respect to any such written notice, advice, demand, statement, request, report or other communication received from any other party, be made as promptly as practicable upon receipt thereof by the Parent.
(t)           Exemption from Investment Company Registration.  The Parent shall take all actions necessary so as to be exempt from registration under the Investment Company Act.
(u)           Disputes Relating to Market Value Calculations.  In the event that the Administrative Agent (acting at the direction of the Required Lenders) disputes, in connection with any Transaction Document, the calculation of Market Value with respect to any assets as reported to it (whether through a certificate or report delivered hereunder or otherwise), the Administrative Agent and the Parent shall cooperate in good faith to resolve such dispute as promptly as practicable.  In the event that the parties cannot resolve such dispute on or prior to the fifth (5th) Business Day following notification by the Administrative Agent to the Parent of such dispute, the parties shall conduct a poll of three (3) Primary Dealers to determine the fair market value assigned to the subject asset(s) as of and for the relevant time period.  The arithmetic mean of such fair market values for such time period shall be the Market Value in respect thereof.
(v)           Change of Control.   The Parent shall not enter into any arrangement with the purpose of selling, hypothecating, pledging, assigning, transferring, encumbering or otherwise, directly or indirectly, through a transfer of assets or synthetically, its interest in the Borrower, or cause any Affiliate to enter into any arrangement with the purpose of selling, hypothecating, pledging, assigning, transferring, encumbering or otherwise, directly or indirectly, through a transfer of assets or synthetically, its interest in the Borrower.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(w)           Margin Stock.   The Parent is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each drawing under the Letter of Credit, not more than 25% of the value of the assets of either the Parent or the Parent and the Borrower on a consolidated basis will be margin stock.
(x)           Further Assurances.  The Parent shall, upon request of the Administrative Agent (acting at the direction of the Required Lenders), from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period after such request, such amendments or supplements to the Transaction Documents to which it is a party, subject to the terms hereof and thereof, and such further instruments and take such further action as (in each case) may be necessary or desirable to effect the intention, performance and provisions of the Transaction Documents to which it is a party.
ARTICLE VI

EVENTS OF DEFAULT
SECTION 6.01.  Events of Default.  If any of the following events shall occur, such event shall constitute an “Event of Default” hereunder:
(a)           any of the Borrower, the Parent, LNC or the Beneficiary shall fail (i) to make any payment (including posting of collateral) within one Business Day following when due of any Reimbursement Obligations, interest thereon or fees due to the Issuing Lender, the Administrative Agent or the Lenders under this Agreement or any other Transaction Document to which it is a party, or (ii) to make any payment of any other amount when due (after giving effect to any applicable grace period) under the terms of this Agreement or any other Transaction Document to which it is a party; provided, that, in the case of clauses (i) and (ii) above, such failure by the Borrower shall not constitute an Event of Default (x) in the case of any unpaid Reimbursement Obligations, to the extent such payment would cause the Borrower’s Total Adjusted Capital following such payment to be less than *% of its Company Action Level Risk Based Capital and no Approval has been given by the Commissioner in respect of such payment, or (y) in any other case, if the Borrower fails to pay any such amounts when due at a time when $250,000 or less remains in the Surplus Account; provided, further, that, in the case of clauses (i) and (ii) above, such failure by the Parent shall not constitute an Event of Default if the Parent fails to pay any such amounts when due at a time no amounts remain in the Parent Account;
(b)           any representation or warranty made or deemed made, by the Borrower, the Parent, LNC and/or the Beneficiary in any Transaction Document to which it is a party, or incorporated by reference therein, or in any amendment or waiver thereof, or in any certificate delivered pursuant to any Transaction Document or any amendment or waiver thereof, shall

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

prove to have been incorrect in any material respect when made or deemed made, as the case may be, or when delivered;
(c)           (i) (A) the Borrower shall fail to observe or perform in any material respect any covenant or agreement contained in Sections 5.01(b), (c), (f), (g), (i) through (k), (m), (o), (q) through (t), (v) or (x) of this Agreement, or (B) the Parent shall fail to observe or perform in any material respect any covenant or agreement contained in Sections 5.02(b), (c), (f), (i), (j), (l), (n), (o) through (r), (t), (v) or (w) of this Agreement; (ii) the Borrower or the Parent shall fail to observe or perform in any material respect any covenant or agreement contained in Sections 5(a) and (b) of the Security Agreement under which such party is the pledgor; or (iii) the Beneficiary shall fail to observe or perform in any material respect any covenant or agreement contained in Article IV, Sections 2(2) and 2(3), Article V, Sections 1 and 2(c) and (d), and Article XII, Section 3 of the Reinsurance Agreement, and Sections 2(d), (e), (i) through (l), (r), the first two sentences of (t), (u), (v), or (y) of the Beneficiary Letter Agreement;
(d)           the Borrower, the Parent, LNC, the Beneficiary or the Underlying Ceding Company shall fail to observe or perform in any material respect any covenant or agreement contained in or incorporated by reference into any Transaction Document (other than those specified in clauses (a), (b) and (c) of this Section 6.01), and such failure shall continue unremedied for a period of ten (10) Business Days following the earlier of (i) the date on which the Borrower, the Parent, LNC, the Beneficiary or the Underlying Ceding Company learned of such failure, and (ii) receipt of written notice thereof by the Borrower, the Parent or LNC from the Administrative Agent or any Lender;
(e)           any Transaction Document becomes illegal or it becomes unlawful for the Borrower, the Parent, LNC or the Beneficiary to perform their respective obligations under any Transaction Document;
(f)           any transaction occurs, whether a merger, sale, asset sale or otherwise, as a result of which the Borrower or the Parent fails to be an Affiliate of the Beneficiary;
(g)           the Borrower, the Parent, LNC or the Beneficiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Laws now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 6.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator or similar official for the Borrower, the Parent, LNC or the Beneficiary or for a substantial part of any of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, the

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Parent, LNC or the Beneficiary, or their respective debts, or of a substantial part of their respective assets, under any Debtor Relief Laws now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator or similar official for the Borrower, the Parent, LNC or the Beneficiary or for a substantial part of any of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for thirty (30) days (in the case of the Borrower and the Parent) and forty-five (45) days (in the case of LNC and the Beneficiary) or an order or decree approving or ordering any of the foregoing shall be entered;
(i)           the Borrower’s S&P Financial Strength Rating shall be less than * or the Beneficiary shall fail to have a minimum consolidated net worth at the end of any fiscal quarter of at least $250,000;
(j)           any condition precedent specified in Sections 2.01, 2.02(c), 2.02(d), 4.01 or 4.02 proves not to have been satisfied (other than any such condition precedent waived by the Administrative Agent at the direction of the Required Lenders); or
(k)           the Administrative Agent’s Liens on the Collateral granted pursuant to the Security Agreements shall cease to be first priority perfected Liens in accordance with the requirements of the Loan Documents.
SECTION 6.02.  Remedies Upon an Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, with written notice to the Borrower, the Parent and the Beneficiary, take any or all of the following actions at the same or different times, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Parent:
(a)           declare any obligation of the Issuing Lender to issue the Letter of Credit or to make amendments to be terminated, whereupon such obligations to issue the Letter of Credit or to make amendments shall be terminated (other than amendments which have the sole effect of reducing the Outstanding LOC Amount);
(b)           declare all fees, payments and Obligations of any and every kind owing by the Borrower, the Parent and LNC to the Lenders, the Issuing Lender and the Administrative Agent under the Loan Documents to be immediately due and payable, whereupon such amounts shall become immediately due and payable;
(c)           require that the Loan Parties Collateralize the Outstanding LOC Amount; or
(d)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Security Agreements and the other Loan Documents or applicable Law;

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provided, that upon the occurrence of an event in Section 6.01(g) or (h), without the requirement of any notice to the Borrower, the Parent or the Beneficiary or any other act by the Administrative Agent or any Lender, the obligation of the Issuing Lender to issue the Letter of Credit or to make amendments shall automatically terminate, the unpaid principal amount of all outstanding Reimbursement Obligations and all interest, fees, payments and other Obligations and amounts under the Loan Documents as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Collateralize the Outstanding LOC Amount shall automatically become effective, in each case without presentment, demand, protest or notice of any kind, all of which are hereby waived by each of the Loan Parties.
SECTION 6.03.  Application of Funds.  After the exercise of remedies provided for in Section 6.02 (or after the Outstanding LOC Amount has automatically been required to be Collateralized as set forth in the proviso to Section 6.02 (except to the extent the Letter of Credit is drawn in full)), any amounts received on account of the Obligations of the Borrower, the Parent and LNC shall be applied by the Administrative Agent, as applicable, in the following order:
First, to payment of that portion of the Borrower’s, the Parent’s and LNC’s Obligations constituting fees, indemnities, expenses and other amounts (including reasonable attorneys fees and amounts payable under Sections 2.04 and 2.05 and unpaid interest at the Drawn Rate on all Reimbursement Obligations, but excluding, in the case of the Lenders, fees due and payable pursuant to Section 2.03 and the unpaid principal of the Reimbursement Obligations) payable to the Administrative Agent, the Issuing Lender and the Lenders in their respective capacities as such, ratably between the Administrative Agent, the Issuing Lender and the Lenders in proportion to the respective amounts described in this clause First payable to them;
Second, to payment of that portion of the Borrower’s, the Parent’s and LNC’s Obligations constituting accrued fees due and payable pursuant to Section 2.03;
Third, to payment of that portion of the Borrower’s and the Parent’s Obligations constituting unpaid principal of the Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;
Fourth, to the Administrative Agent for the account of the Issuing Lender, to Collateralize that portion of the LOC Exposure comprised of the undrawn amount of the Letter of Credit; and
Fifth, the balance, if any, after all of the Borrower’s and the Parent’s Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Amounts used to Collateralize the undrawn amount of the Letter of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under the Letter of Credit as they occur.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

If any amount remains on deposit as proceeds of Collateralization after the Letter of Credit has either been fully drawn, terminated or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE VII

AGENCY
SECTION 7.01.  Appointment.
(a)           Each Lender hereby designates and appoints the Administrative Agent, as administrative agent or collateral agent, as applicable, under the Loan Documents to act as specified therein with respect to the Letter of Credit and the Collateral, and each Lender hereby authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere herein, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and in any other Loan Document (to the extent a party thereto), or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document, or shall otherwise exist against the Administrative Agent.  The provisions of Article VII are solely for the benefit of the Administrative Agent and the Lenders, and none of the Borrower, the Parent or LNC shall have any rights as a third-party beneficiary of the provisions hereof.  In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower, the Parent or LNC.
(b)           The Issuing Lender shall act on behalf of the Lenders with respect to the Letter of Credit and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the Issuing Lender in connection with the Letter of Credit and the applications and agreements for the letter of credit pertaining to the Letter of Credit as fully as if the term “Administrative Agent” as used in this Article VII and in the definition of “Agent-Related Person” included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.
SECTION 7.02.  Delegation of Duties.  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

SECTION 7.03.  Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith (except for its or such Person’s own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction), or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties contained in any Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection herewith or thereunder, or the enforceability or sufficiency thereof, or for any failure of any obligor to perform its obligations hereunder or thereunder or the value sufficiency, creation, or perfection or priority of any lien on any collateral security.  The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower, the Parent or LNC in any written or oral statement or in any financial or other statements, instruments, reports, certificates or other documents furnished in connection herewith or therewith or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower, the Parent or LNC to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower, the Parent or LNC.  The Administrative Agent is not a trustee for the Lenders nor owes any fiduciary duty to the Lenders.
SECTION 7.04.  Reliance on Communications.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, electronic mail, PDF, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower, the Parent, LNC, independent accountants and other experts selected by the Administrative Agent with reasonable care).  The Administrative Agent may deem and treat any Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 8.01.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders (or to the extent specifically provided in Section 8.02, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (other than any such liability or expense resulting from its gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction).  The Administrative Agent shall in all cases be fully protected

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

in acting, or in refraining from acting, hereunder in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 8.02, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).
SECTION 7.05.  Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or either Loan Party referring hereto, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the applicable Lenders.  Except as otherwise specifically set forth herein, the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders (or, to the extent specifically provided in Section 8.02, all the Lenders); provided, that the Administrative Agent shall not be required to take any action or refrain from taking any action hereunder unless the Administrative Agent shall have been indemnified to its satisfaction by the Lenders against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith (other than any such liability, cost or expense resulting from its gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction).  The Administrative Agent shall not be under any obligation to take or refrain from taking any action under any Loan Document and nothing contained in any Loan Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability (except against its gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction) is not reasonably assured to it.  The Administrative Agent shall not be required to take or refrain from taking any action under any Loan Document, nor shall any other provision of this Agreement or any Loan Document be deemed to impose a duty on the Administrative Agent to take any action, if the Administrative Agent shall have been advised by counsel that such action is contrary to the terms of any Loan Document or is otherwise contrary to Law.
SECTION 7.06.  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any Affiliate thereof hereafter taken, including any review of the affairs of the Borrower, the Parent or LNC, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, the Issuing Lender or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions,

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

prospects and creditworthiness of the Borrower, the Parent and LNC and made its own decision to enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Issuing Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the Parent and LNC.  The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the Parent or LNC which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates, except as expressly set forth herein.
SECTION 7.07.  Indemnification.  Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Loan Parties and LNC, as the case may be, and without limiting the obligation of the Loan Parties and LNC, as the case may be, to do so), ratably according to its Applicable Percentage of the Total Commitment (as in effect at the time indemnification is sought hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Reimbursement Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of any Loan Document or any documents contemplated hereby or referred to herein or in any Loan Documents or the transactions contemplated hereby or in any Loan Document or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent as determined in a final non-appealable judgment by a court of competent jurisdiction.  If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity (except against its gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction) and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The agreements in this Section shall survive the payment of the Reimbursement Obligations and all other amounts payable hereunder.
SECTION 7.08.  Administrative Agent in Its Individual Capacity.  The Person serving as the Administrative Agent and its Affiliates may extend credit to, accept deposits from and generally engage in any kind of business with the Borrower, the Parent and LNC as though such Person were not the Administrative Agent hereunder.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

SECTION 7.09.  Successor Administrative Agent.  The Administrative Agent may, at any time, resign upon thirty (30) days written notice to the Lenders.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent with the prior written consent of the Beneficiary (such consent not to be unreasonably withheld.  If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the notice of resignation, then the retiring Administrative Agent shall select a successor Administrative Agent (or if no successor Administrative Agent shall have been so appointed by the retiring Administrative Agent and shall have accepted such appointment, then the Lenders shall perform all obligations of the retiring Administrative Agent until such time, if any, as a successor Administrative Agent shall have been so appointed and shall have accepted such appointment as provided for above).  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent, as appropriate, under this Agreement and the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
SECTION 7.10.  No Other Duties, Etc.  Anything herein to the contrary notwithstanding, no Person listed on the cover page hereof as a structuring agent shall have any powers, duties, liabilities or obligations or responsibilities under this Agreement.
ARTICLE VIII

MISCELLANEOUS
SECTION 8.01.  Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing (including by electronic transmission) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email with PDF attachment, as follows:
(i)           if to the Borrower, to Lincoln Reinsurance Company of Vermont I, 84 Pine Street, Suite 300, Burlington, Vermont 05401, Attention: HSBC Insurance Services (USA), Inc. (Facsimile: (802) 651-0175), with a copy to: Lincoln Reinsurance Company of Vermont I, 1300 S. Clinton St., Fort Wayne, IN 46802, Attention: Craig Hanford (Facsimile: (260) 455-5520, Email: Craig.Hanford@lfg.com);
(ii)           if to the Parent, to Lincoln Financial Holdings, LLC II, 1300 S. Clinton St., Fort Wayne, IN 46802, Attention: Craig Hanford (Facsimile: (260) 455-5520, Email: Craig.Hanford@lfg.com);

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(iii)           if to Credit Suisse as Administrative Agent or Issuing Lender, to Credit Suisse AG, One Madison Avenue, 2nd Floor, Trade Finance/Services Department, New York, NY 10010, Attention: Adrian Silghigian, Phone: 212-325-9286, Facsimile: 212-325-8315, with a copy to: Credit Suisse AG, New York Branch, Eleven Madison Avenue, New York, NY 10010, Attention: Head of Credit Risk Management (Facsimile: 212-325-8170), Head of Documentation Group – Legal and Compliance Department (Facsimile: 917-326-7930), Treasury Operations Management (Facsimile: 212-538-5165); and
(iv)           if to any other Lender, to it at its address (or telecopy number or email) set forth in its Administrative Questionnaire.
Any party hereto may change its address (street or email) or telecopy number for notices and other communications hereunder by written notice to the other parties hereto (or, in the case of any Lender, to the Borrower, the Parent and the Administrative Agent).  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
SECTION 8.02.  Waivers; Amendments.  Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Parent and the Required Lenders or by the Borrower, the Parent and the Administrative Agent with the consent of the Required Lenders; provided, that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Reimbursement Obligation or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender (including the Issuing Lender) affected thereby, (iii) postpone the scheduled date of payment of the principal of, or interest on, the principal amount of any Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or extend the expiry date of the Letter of Credit beyond December 31, 2019, in each case without the written consent of each Lender (including the Issuing Lender) affected thereby, (iv) modify or amend the definitions of “Applicable Percentage”, “Priority of Payments”, “Parent Priority of Payments”, Section 2.01(d)(ii) or Section 6.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each affected Lender, or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each affected Lender; and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Issuing Lender, as the case may be.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

SECTION 8.03.  Expenses; Indemnity.
(a)           Irrespective of whether the Commitments are terminated, to the extent not otherwise reimbursed, each Loan Party agrees to pay (i) all reasonable out-of-pocket costs and expenses reasonably incurred by the Issuing Lender, the Administrative Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel and actuarial advisors for the Issuing Lender and the Administrative Agent in connection with the preparation, negotiation, execution and delivery, Issuance and administration of the Transaction Documents and any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with or incident to any Event of Default or the exercise or the enforcement of its rights, remedies and interests in connection with this Agreement and the other Transaction Documents, including the inspection of the Loan Parties’ books, records and documents upon the occurrence of a Default or an Event of Default.  In addition, the Loan Parties agree to pay any fees associated with the ratings of the Borrower.
(b)           Irrespective of whether the Commitments are terminated, each of the Borrower and the Parent agree to indemnify the Administrative Agent, the Issuing Lender and each other Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the execution or delivery of the Transaction Documents or the performance by the Borrower, the Parent, LNC and their respective Affiliates of their respective obligations thereunder, including in connection with or incident to a Default or an Event of Default, or (ii) the Letter of Credit or any LOC Disbursement regardless of whether any Indemnitee is a party thereto but excluding any actual or prospective claim, litigation, investigation, or proceeding solely among the Lenders; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee as determined in a final, non-appealable judgment by a court of competent jurisdiction.
(c)           To the extent permitted by applicable Law, neither the Borrower nor the Parent shall assert, and each of the Borrower and the Parent hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Transaction Document or any agreement or instrument contemplated thereby, the Transactions, the Letter of Credit or the use of the proceeds thereof. The agreements of the

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Borrower and the Parent in this Section 8.03 shall survive the payment of all Reimbursement Obligations and all other amounts payable hereunder and the termination of this Agreement.
SECTION 8.04.  Successors and Assigns.  The provisions of the Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor the Parent may assign or otherwise transfer any of its rights or obligations thereunder without the prior written consent of each Lender (and any such attempted assignment or transfer by the Borrower or the Parent without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)           Any Lender other than the Issuing Lender (in its capacity as such) may assign to one or more assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment); provided, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Issuing Lender, the Administrative Agent and, unless an Event of Default has occurred and is continuing, LNC, shall have given its prior written consent thereto (such prior written consent, in the case of LNC, not to be unreasonably withheld) (it being understood that LNC shall be an express third-party beneficiary of this Agreement solely to the extent required to enforce its consent right under this Section 8.04(a)), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of an entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $25,000,000 unless the Administrative Agent otherwise consents, (iii) each partial assignment of a Lender’s rights and obligations shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 payable by the assignor or the assignee (unless waived by the Administrative Agent), (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and (vi) the assignee, if applicable, shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent the documentation described in Section 2.05(e). Notwithstanding anything to the contrary contained in this Agreement, an assignee under any Assignment and Acceptance shall not be entitled to receive any greater payment under Section 2.04 or 2.05 than Credit Suisse, in its capacity as a Lender, would have been entitled to receive with respect to the Commitment assigned to such assignee. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under the Loan

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and subject to the obligations of Sections 2.04, 2.05 and 8.03).  Any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
(b)           The Administrative Agent, acting for this purpose as an agent of each applicable Lender and the Issuing Lender, shall maintain at one of its offices in the United States of America a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of the Loan Documents, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Loan Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(c)           Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (a) of this Section and any written consent to such assignment required by paragraph (a) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(d)           Any Lender may, without the consent of the Loan Parties or the Administrative Agent, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under the Loan Documents (including all or a portion of its Commitment); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Loan Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents, and (iv) the sale of such participations shall be at the Lender’s sole cost and expense without any right of reimbursement from the Loan Parties or any other Person under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of the Loan Documents in

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accordance with the terms hereof and thereof; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.02 that affects such Participant.  Subject to paragraph (e) of this Section, each of the  Loan Parties agrees that each Participant shall be entitled to the benefits and subject to the obligations of Sections 2.04 and 2.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.
(e)           A Participant shall not be entitled to receive any greater payment under Section 2.04 or 2.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant shall not be entitled to the benefits of Section 2.05 unless each of the Loan Parties is notified of the participation sold to such Participant and such Participant agrees, for the benefit of each of the Loan Parties, to comply with Section 2.05 as though it were a Lender.
(f)           Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided, that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
SECTION 8.05.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received and delivered to the Borrower and the Parent counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email with PDF attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 8.06.  Governing Law; Jurisdiction.
(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE PARENT, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  TO THE EXTENT LEGALLY PERMISSIBLE, EACH OF THE BORROWER, THE PARENT, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  TO THE EXTENT LEGALLY PERMISSIBLE, EACH OF THE BORROWER, THE PARENT, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
SECTION 8.07.  Right of Setoff.  If any amount shall have become due and payable by the Borrower or the Parent hereunder, whether due to maturity, acceleration or otherwise, each Lender (including the Issuing Lender) is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or the Parent against any of and all the obligations of the Borrower and the Parent now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have first made a demand under this Agreement for payment and such payment was not made when due.  The rights of each Lender under this Section are in addition to other rights and remedies which such Lender may have.
SECTION 8.08.  Confidentiality.  The Administrative Agent and each Lender (including the Issuing Lender) agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable Law or by any subpoena or similar legal process, (d) to any other party to any Loan Document, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, by any Lender to any assignee of, Participant in or hedge counterparty in respect of, or any prospective assignee of, Participant in or hedge counterparty in respect of, any of its rights, obligations or risks under this Agreement or

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

any of the Transaction Documents, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender and the Administrative Agent or such Lender has no actual knowledge that the provision of such information is in violation of a confidentiality restriction.  For the purposes of this Section, “Information” means all information received from or on behalf of the Borrower, the Parent, LNC or their respective Affiliates relating to the Borrower, the Parent, LNC, the Beneficiary, the Underlying Ceding Company, or the Subject Business, in each case other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, the Parent or LNC, as applicable.
SECTION 8.09.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 8.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
SECTION 8.11.  USA Patriot Act.  Each Lender hereby notifies the Borrower and the Parent that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, the Parent and LNC which information includes the name and address of the Borrower, the Parent and LNC and other information that will allow such Lender to identify the Borrower, the Parent and LNC in accordance with the USA Patriot Act.
SECTION 8.12.  No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided in the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
SECTION 8.13.  Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower or the Parent is made to the Administrative Agent, the Issuing Lender or any Lender, or the Administrative Agent, the Issuing Lender or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Issuing Lender or such Lender in its discretion) to be repaid to a trustee, rehabilitator, conservator, custodian, liquidator, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) the Issuing Lender and each Lender severally agrees to pay to the Administrative Agent or the applicable Lender upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent or the applicable Lender, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
SECTION 8.14.  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the Parent acknowledges and agrees that: (i) (A) the services regarding this Agreement provided by the Administrative Agent and its Affiliates are arm’s-length commercial transactions between such Person, on the one hand, and Administrative Agent and its Affiliates, on the other hand, (B) such Person has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Person is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, its Affiliates, the Issuing Lender and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Person or any other Person and (B) none of the Administrative Agent, the Issuing Lender or any Lender has any obligation to such Person with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Administrative Agent, the Issuing Lender, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Parent, LNC and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Borrower, the Parent, LNC or any of their respective Affiliates.  To the fullest extent permitted by Law, each of the Borrower and the Parent hereby waives and releases any claims that it may have against the Administrative Agent, any other Agent-Related Persons, the Issuing Lender or any of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Remainder of page intentionally left blank.  Signature pages to follow.]

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
LINCOLN REINSURANCE COMPANY OF VERMONT I,
  as Borrower
By: /s/ Thomas Moran
Name: Thomas Moran
Title: President

LINCOLN FINANCIAL HOLDINGS, LLC II,
  as a Loan Party
By: /s/ Keith Ryan
Name: Keith Ryan
Title: Chief Financial Officer

REIMBURSEMENT AGREEMENT                                                                                                                                                                                             SIGNATURE PAGE

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

CREDIT SUISSE AG, NEW YORK BRANCH,
  as Issuing Lender and Administrative Agent
By:/s/ Pedro Beroy
Name: Pedro Beroy
Title: Managing Director
By: /s/ Adrian M. Silghigian
Name: Adrian M. Silghigian
Title: Vice President
CREDIT SUISSE AG, NEW YORK BRANCH,
  as a Lender
By: /s/ Pedro Beroy
Name: Pedro Beroy
Title: Managing Director
By: /s/ Adrian M. Silghigian
Name: Adrian M. Silghigian
Title: Vice President

REIMBURSEMENT AGREEMENT                                                                                                                                                                                             SIGNATURE PAGE

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 2.01

COMMITMENTS
LENDERS	COMMITMENT
Credit Suisse AG, New York Branch	$550,000,000
TOTAL COMMITMENT	$550,000,000

Schedule 2.01-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A

FORM OF ASSIGNMENT AND ACCEPTANCE
This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Reimbursement Agreement identified below (the “Reimbursement Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Reimbursement Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Loan Documents and any other documents or instruments delivered pursuant thereto or in connection therewith (including any written agreement between the Assignor and the Issuing Lender contemplated by Section 2.03(b) of the Reimbursement Agreement) to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Reimbursement Agreement (including, without limitation, the Letter of Credit) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a  Lender) against any Person, whether known or unknown, arising under or in connection with the Reimbursement Agreement, any other documents or instruments delivered pursuant thereto or the credit transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.
1.	Assignor:	______________________________
2.	Assignee:	______________________________ , [an existing Lender] [an Affiliate of [identify Lender]]1
3.	Borrower:	Lincoln Reinsurance Company of Vermont I

1Insert if applicable.

Exhibit A-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

4.	Administrative Agent: Credit Suisse AG, New York Branch, as Administrative Agent under the Reimbursement Agreement
5.
Reimbursement Agreement: The Reimbursement Agreement dated as of December 31, 2009 (as amended, modified or supplemented from time to time) among Lincoln Reinsurance Company of Vermont I, as Borrower thereunder, Lincoln Financial Holdings, LLC II, as a Loan Party thereunder, the Lenders party thereto, and Credit Suisse AG, New York Branch, as Issuing Lender and Administrative Agent thereunder.

6.	Assigned Interest:

Aggregate Amount of Total Commitment	Amount of Commitment Assigned2	Percentage Assigned of Commitment3

$_______________	$_______________	_____________%

[7.           Trade Date:                      __________________]4
Effective Date: __________________, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Acceptance are hereby agreed to:

2The amount of the Commitment assigned by the Assignor pursuant to this Assignment and Acceptance (determined as of the date this Assignment and Acceptance is delivered to the Administrative Agent) shall not be less than $25,000,000, unless (a) the Assignee under this Assignment and Acceptance is a Lender or an Affiliate of a Lender, (b) the Commitment assigned by the Assignor pursuant to this Assignment and Acceptance is the entire remaining amount of the Assignor’s Commitment, or (c) the Administrative Agent otherwise consents.

3Set forth, to at least 9 decimals, as a percentage of the Total Commitment under the Reimbursement Agreement.

4To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A-2

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

ASSIGNOR
[NAME OF ASSIGNOR]

By: _____________________________
       Name:
       Title:
ASSIGNEE
[NAME OF ASSIGNEE]

By: _____________________________
       Name:
       Title:

Exhibit A-3

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Consented to and Accepted:
[CREDIT SUISSE AG, NEW YORK BANK], as Administrative Agent

By: _________________________________
       Name:
       Title:]
By: _________________________________
       Name:
       Title:]5
[CREDIT SUISSE AG, NEW YORK BRANCH],
as Issuing Lender

By: _________________________________
       Name:
       Title:]
By: _________________________________
       Name:
       Title:]6

[LINCOLN NATIONAL CORPORATION

By: _________________________________
       Name:
       Title:]7

5Insert as applicable.  No consent and acceptance shall be necessary in the event of an assignment to a Lender or an Affiliate of a Lender.

6Insert as applicable.  No consent and acceptance shall be necessary in the event of an assignment to a Lender or an Affiliate of a Lender.

7Insert as applicable.  No consent and acceptance shall be necessary if an Event of Default has occurred and is continuing.

Exhibit A-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX 1 TO
ASSIGNMENT AND ACCEPTANCE
STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE
1.           Representations and Warranties.
1.1.           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Reimbursement Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.
1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Reimbursement Agreement, (ii) it meets all requirements of an assignee under the Reimbursement Agreement (subject to receipt of such consents as may be required under the Reimbursement Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Reimbursement Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have (in addition to any such rights and obligations otherwise held by it) the obligations of a Lender thereunder, (iv) it has received a copy of the Reimbursement Agreement, together with copies of the most recent financial statements referred to in Section 5.01(a)(i) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Reimbursement Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a  Lender.
2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of Reimbursement

Exhibit A-5

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Obligations, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.           General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state.

Exhibit A-6

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B-1

FORM OF REQUEST FOR ISSUANCE
To:
Credit Suisse AG, New York Branch One Madison Avenue, 2nd Floor New York, NY 10010 Attention: Trade Finance/Services Department
Ladies and Gentlemen:
This notice shall constitute a “Request for Issuance” of the Letter of Credit pursuant to Section 2.01(b)(i) of the Reimbursement Agreement dated as of December 31, 2009 (as amended, modified or supplemented from time to time, the “Reimbursement Agreement”) among Lincoln Reinsurance Company of Vermont I, as Borrower thereunder, Lincoln Financial Holdings, LLC II, as a Loan Party thereunder, the Lenders party thereto, and Credit Suisse AG, New York Branch, as Issuing Lender and Administrative Agent thereunder.  Capitalized terms defined in the Reimbursement Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
The undersigned hereby requests that the Issuing Lender issue the Letter of Credit for the account of the Borrower on [ 1 ] with a face amount of $[ 2 ].
The beneficiary of the requested Letter of Credit will be The Lincoln National Life Insurance Company (the “Beneficiary”), The Lincoln National Life Insurance Company, 1300 S. Clinton St., Attn: Teresa Cordes, Fort Wayne, IN 46802, and such Letter of Credit will be in support of the reinsurance obligations of the Borrower under the Reinsurance Agreement with respect to the Subject Business and will have a stated expiration date of December 31, 2019 and will have a stated effective date of [ 3 ].

In connection with any drawing under the Letter of Credit, the Beneficiary will present a duly executed sight draft and a duly executed Draw Certification Notice in form attached as Exhibit D to the Reimbursement Agreement.

Exhibit B-1-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

LINCOLN REINSURANCE COMPANY
OF VERMONT I

By: ___________________________________
       Name:
       Title:

1. Insert proposed Closing Date, which must be no earlier than the 3rd Business Day following receipt by the Issuing Lender of the Request for Issuance.
2.  Insert initial face amount in USD of Letter of Credit.
3.  Insert proposed Closing Date.

Exhibit B-1-2

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B-2
FORM OF REQUEST FOR AMENDMENT
To:
Credit Suisse AG, New York Branch One Madison Avenue, 2nd Floor New York, NY 10010 Attention: Trade Finance/Services Department
Ladies and Gentlemen:
This notice shall constitute a “Request for Amendment” of the Letter of Credit pursuant to Section 2.01(b)(i) of the Reimbursement Agreement dated as of December 31, 2009 (as amended, modified or supplemented from time to time, the “Reimbursement Agreement”) among Lincoln Reinsurance Company of Vermont I, as Borrower thereunder, Lincoln Financial Holdings, LLC II, as a Loan Party thereunder, the Lenders party thereto, and Credit Suisse AG, New York Branch, as Issuing Lender and Administrative Agent thereunder.  Capitalized terms defined in the Reimbursement Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
The undersigned hereby requests that the Issuing Lender amend the Letter of Credit as follows:
[INSERT NATURE OF AMENDMENT]
The undersigned hereby further requests that the proposed date of the above described amendment be [ 1 ].
[INSERT SUCH OTHER MATTERS AS THE ISSUING LENDER MAY REASONABLY REQUIRE.]

Exhibit B-2-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

LINCOLN REINSURANCE COMPANY
OF VERMONT I

By: ___________________________________
       Name:
       Title:

1. Insert date of the proposed amendment, which can be no earlier than the 3rd Business Day following receipt by the Issuing Lender of the Request for Amendment.

Exhibit B-2-2

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1
FORM OF OPINION OF PRIMMER PIPER EGGLESTON & CRAMER PC,
VERMONT COUNSEL TO THE BORROWER

[See Attached]

Exhibit C-1-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

December 31, 2009

Credit Suisse AG, New York Branch
Eleven Madison Avenue
New York, NY 10010

 Ladies and Gentlemen:

We have acted as special Vermont regulatory counsel to Lincoln Reinsurance Company of Vermont I, a special purpose financial captive insurance company organized under the laws of the State of Vermont (“LRCVI”), in connection with the execution and delivery of (i) the Letter of Credit Reimbursement Agreement (the “LC Agreement”), dated as of December 31, 2009 (the “Closing Date”), among LRCVI, as borrower, Lincoln Financial Holdings, LLC II, a Delaware limited liability company and a wholly-owned subsidiary of The Lincoln National Life Insurance Company (“Holdings”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), and Credit Suisse AG, New York Branch, as administrative agent and issuing lender (“Credit Suisse”), and (ii) the Indemnity Reinsurance Agreement between The Lincoln National Life Insurance Company, a stock life insurance company domiciled in the State of Indiana (“LNLIC”) and LRCVI, effective as of December 31, 2009 (the “Reinsurance Agreement”), pursuant to which LNLIC will cede to LRCVI, and LRCVI will reinsure, on an indemnity reinsurance basis, a 100% quota share of certain covered losses arising in respect of the covered policies described in the Reinsurance Agreement. This opinion is being furnished to you pursuant to Section 4.01(c) of the LC Agreement.
In such capacity we have reviewed the following documents to which LRCVI is or will be a party: (a) the LC Agreement; (b) the Fee Letter, dated as of the Closing Date, among LRCVI, as a loan party, Holdings, as a loan party, Lincoln National Corporation, the ultimate parent of both LRCVI and Holdings (“LNC”), and Credit Suisse, as issuing lender and administrative agent (the “Letter Agreement”); (c) the Reinsurance Agreement; (d) the Security Agreement, dated as of the Closing Date, between LRCVI, as grantor, and Credit Suisse, as secured party (the “Security Agreement”); (e) the Collateral Account Control Agreement, dated as of the Closing Date, among LRCVI, Credit Suisse, and The Bank of New York Mellon (“BNY Mellon”), as securities intermediary, (the “Collateral Account Control Agreement”); (f) the Addition to the Master Services Agreement, dated as of April 3, 2006, among LNC and certain of its subsidiaries and affiliates, dated as of the Closing Date, between LRCVI and LNC (the “Addition to the Master Services Agreement”); (g) the Tax Sharing Agreement, dated as of the Closing Date, among LNC, LNLIC and LRCVI (the “Tax Sharing Agreement”); (h) the

Exhibit C-1-2

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Investment Advisory Contract and related Statement of Investment Policy, dated as of the Closing Date, between LRCVI and Delaware Investment Advisors, a series of Delaware Management Business Trust; (i) the Global Custody Agreement, dated as of the Closing Date, between LRCVI and BNY Mellon; and (j) the Management Agreement, dated as of May 8, 2009, between HSBC Insurance Agency (USA), Inc. and LRCVI, as amended and supplemented by the First Amendment thereto dated as of December 31, 2009 (the “Management Services Agreement”) (the documents enumerated in (a) – (j) above are collectively referred to as the “Transaction Documents”).
In connection with this opinion, we have examined originals (or copies certified or otherwise identified to our satisfaction) of the Transaction Documents.  In addition, we have examined originals or copies of: (a) the Business Plan of LRCVI, filed with the Captive Division of the Vermont Department of Banking, Insurance, Securities and Health Care Administration (the “Vermont Captive Division”) on or about June 19, 2009 and amended at various time thereafter; (b) the Licensing Order issued to LRCVI by the Commissioner of the Vermont Department of Banking, Insurance, Securities and Health Care Administration (the “Commissioner”), dated as of October 2, 2009 (the “Licensing Order”); (c) the Certificate of Authority issued to LRCVI by the Commissioner, dated as of October 2, 2009 (the “Certificate of Authority”); (d) a Certificate of Good Standing issued by the Vermont Captive Division, dated on or about the Closing Date; (e) a Certificate of Good Standing issued by the Secretary of State of the State of Vermont, dated on or about the Closing Date; (f) the Letter of Credit, effective as of the Closing Date; (g) the Articles of Incorporation of LRCVI, dated May 8, 2009; (h) the Bylaws of LRCVI; (i) an Officer’s Certificate of LRCVI, dated as of the date hereof (the “Officer’s Certificate”), and such other agreements, instruments, certificates, documents and records, and have reviewed such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion (the documents enumerated in (a) through (i) above are collectively referred to as the “Other Documents”).
We have not reviewed in connection with this opinion any document (other than the Transaction Documents and the Other Documents) that is referred to in or incorporated by reference into the Transaction Documents or the Other Documents.  We have assumed that there is no provision in any such document referred to or incorporated by reference in a Transaction Document or an Other Document that is inconsistent with the opinions stated herein.  We have not conducted any independent factual investigation of our own but rather have relied solely upon the documents enumerated in the preceding two paragraphs.  Capitalized terms used in this opinion that are not otherwise defined herein have the meanings assigned to them in the LC Agreement.
In such examination, with your permission, we have assumed for purposes of this opinion, without inquiry or investigation, (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures on all documents examined by us; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to the original documents of all such documents submitted to us as copies; (v) the authenticity of the originals of all documents submitted to us as copies; and (vi) the conformity of all original Transaction Documents in all material respects to the copies of such documents furnished to and reviewed by the Vermont Captive Division.

Exhibit C-1-3

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

With your permission, we have also assumed for purposes of this opinion, without inquiry or investigation, that: (i) each of LNC, LNLIC, Holdings, Delaware Investment Advisors, BNY Mellon, HSBC Insurance Agency (USA), Inc., Credit Suisse and the several banks and other financial institutions from time to time parties to the LC Agreement has been duly organized and created, and is validly existing and in good standing, under the laws of the respective jurisdiction of its incorporation or formation; (ii) each of the parties to any of the Transaction Documents (other than LRCVI) and each person executing and delivering any of the Transaction Documents by or on behalf of any such party (other than LRCVI), has the full power, authority and legal capacity (including the taking of all requisite action) to execute and deliver the Transaction Documents to which it, or the person on behalf of which it is acting, is a party, and to perform, or cause the performance of, such party's obligations thereunder; (iii) each of the parties to the Transaction Documents (other than LRCVI) has duly authorized, executed and delivered the Transaction Documents to which it is a party; and (iv) the execution and delivery of any of the Transaction Documents by, or on behalf of, any of the parties thereto, and the performance by any of the parties of all of its obligations thereunder (other than LRCVI), (a) are within its corporate, limited liability or other powers, authority and legal capacity and within the corporate or other powers, authority and legal capacity of any person acting on its behalf, (b) have been duly authorized by all necessary corporate or other action and (c) do not contravene, conflict with, violate, or result in a breach of or default under (A) any constitutive documents of any party to any of the Transaction Documents, (B) any law, rule, regulation, resolution, guideline, interpretation, restriction, limitation, policy, procedure, ordinance, order, writ, judgment, decree, determination, or ruling applicable to such party or its property, or (C) any agreement, document, instrument, obligation, or commitment binding on such party or to which it or its property is subject.
As to any facts material to the opinions or views expressed in this letter, with your permission, when the relevant facts were not independently established by us, we have relied upon the aforesaid Transaction Documents, the Other Documents and the other agreements, instruments, certificates, documents and records reviewed by us, including the truth and accuracy of the representations contained therein.
Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.
LRCVI is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont, with corporate power and authority to own its properties and conduct its business as contemplated by the Transaction Documents and the Other Documents.  LRCVI is duly licensed as a special purpose financial captive insurance company under the laws of the State of Vermont.

2.
The authorized capital stock of LRCVI consists of 100,000 shares of common stock without par value, of which 10,000 shares are issued and outstanding as of the date hereof and held of record by Holdings (the “Holdings Shares”).

Exhibit C-1-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

The Holdings Shares were duly authorized for issuance and are fully-paid and non-assessable.  There is no pledge, lien or other encumbrance applicable to the Holdings Shares recorded in the stock transfer records of LRCVI.  LRCVI’s authorized capitalization meets the requirements of 8 V.S.A. § 6048g.

3.
LRCVI has all necessary authorizations, approvals, orders, consents, certificates, permits, waivers, licenses, registrations and qualifications or other actions of and from, or declarations with, all insurance regulatory authorities or governmental authorities or agencies of the State of Vermont necessary to conduct its business as contemplated by the Transaction Documents and the Other Documents and to perform its obligations under the Transaction Documents, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, licenses, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the financial position, results of operations or business of LRCVI or on the ability of LRCVI to perform its obligations under the Transaction Documents.

4.
LRCVI has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents, and each of the Transaction Documents has been duly authorized, executed and delivered by LRCVI.

5.
The execution and delivery by LRCVI of the Transaction Documents, and the performance by LRCVI of its obligations thereunder, will not conflict with or result in a breach or violation of any other of the designated Transaction Documents, the Articles of Incorporation of LRCVI or the Bylaws of LRCVI.

6.
The execution and delivery by LRCVI of the Transaction Documents, and the performance by LRCVI of its obligations thereunder, will not conflict with or result in a breach or violation by LRCVI of any Vermont law, rule, regulation, resolution, guideline, interpretation, restriction, limitation, policy, procedure, ordinance, or, to our actual knowledge, any order, writ, judgment, decree, determination or ruling of the Vermont Supreme Court (after due inquiry), any other Vermont State Court or any governmental agency or body of the State of Vermont having jurisdiction over LRCVI, the effect of which breach, violation or default would be reasonably likely to be material to LRCVI or would be reasonably likely to have a material adverse effect on the ability of LRCVI to perform its obligations under the Transaction Documents.

7.
Each of the Transaction Documents constitutes a valid and binding obligation of LRCVI, enforceable against LRCVI in accordance with its terms and consistent with the Certificate of Authority and the provisions set forth in the Licensing Order; but subject to: (i) bankruptcy, insolvency, moratorium, reorganization,

Exhibit C-1-5

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

rehabilitation, receivership, liquidation, fraudulent conveyance or other similar laws affecting creditors’ rights and the rights of creditors of insurers generally, including, without limitation, 8 VSA Chapter 145; (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief (regardless of whether such principles are considered in a proceeding at law or in equity); and (iii) limitations imposed by public policy.

8.
No Vermont insurance regulatory authority or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by LRCVI to Holdings, except as set forth in the Certificate of Authority and Licensing Order.

We express no opinion herein as to the legality, validity, binding effect, enforceability or compliance with Vermont law of any provision of, or incorporated in, (i) any agreement to which LRCVI is not a party, or (ii) any of the Transaction Documents: (a) that is determined to be a penalty or a forfeiture, including by reason of a party being required or allowed to pay, deliver, receive, or recover (or not to pay, deliver, receive, or recover) any amount or item; (b) that may require a party to pay any consequential, special, incidental, indirect, contingent, or exemplary damages or amounts; (c) that relates to any waiver of rights or obligations; (d) that relates to the conclusiveness or binding effect of any calculation or determination made by any person; (e) that purports to bind or impose any liability upon any affiliate of a party that is not itself a party to such Transaction Document; (f) that relates to any oral agreement or waiver, or written but unsigned agreement or waiver, by a party not satisfying applicable statutes of fraud; (g) that requires any amendment or waiver to be in writing, to the extent that an oral agreement or waiver, or an implied agreement or waiver, by trade practice or course of conduct has been created that modifies any such provision; (h) that relates to the availability of the remedy of specific performance; (i) that relates to the creation, legality, validity, binding effect, attachment, perfection, enforceability, or priority of any lien, charge, security interest, pledge, transfer, or encumbrance created or purported to be created; or (j) that purports to create rights of set-off in favor of any party or that provides for set-off to be made otherwise than in accordance with applicable laws.  We express no opinion herein as to the validity or effect of any provision in the Bylaws or any Transaction Document relative to the non-consolidation of LRCVI with any of its affiliates.
Insofar as the foregoing opinions relate to the valid existence and good standing of LRCVI, they are based solely on certificates of good standing received from the Secretary of State of the State of Vermont and from the Vermont Captive Division, each dated on or about the Closing Date.  With your permission, we have relied on the Officer’s Certificate as to various matters of fact relating to LRCVI and the Transaction Documents.
Insofar as our opinion in numbered paragraph 7 above relates to the Tax Sharing Agreement, we have assumed that such Agreement complies with applicable federal and other tax laws (as to which we express no opinion).

Exhibit C-1-6

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

We express no opinion or views in this letter with respect to the laws of any jurisdiction other than the laws of the State of Vermont.  We note that certain of the Transaction Documents provide that they shall be governed by and construed in accordance with the laws of the States of New York and Indiana and that we are not rendering any opinion herein with respect to New York or Indiana law.  Therefore, we are rendering our opinions herein as to the enforceability and effect of those Transaction Documents based, with your permission, on the assumption that the internal laws of Vermont (excluding its conflicts of laws principles), rather than the laws of New York or Indiana, would govern (as to which we express no opinion).

The term “actual knowledge” as used in this opinion shall mean the conscious awareness of Jeffrey P. Johnson, Denise J. Deschenes, and other attorneys in our firm that render legal services to the Company, without having undertaken any independent investigation within Primmer Piper Eggleston & Cramer PC or elsewhere.  In rendering opinions “to our actual knowledge” we have relied exclusively on the information contained in documents executed by officers of LRCVI and its duly authorized agent without independent investigation, but we have no “actual knowledge” to the contrary.

The opinions and views expressed in this letter are as of the date hereof.  We assume no obligation to update, revise, or supplement this letter, nor to communicate further with or advise you with respect to any matter covered in this letter or any change, development, occurrence, circumstance, or condition in respect of any such matter that occurs or arises after the date hereof.
No opinion not expressly set forth herein may be inferred or implied from the opinions stated herein.  The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Transaction Documents and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity, in each case without our express prior written consent, except that you may furnish copies of this letter to each party that becomes a Lender, the Issuing Lender or the Administrative Agent under the Reimbursement Agreement after the date hereof, and to any person who directly or indirectly provides a hedge to a Lender or the Issuing Lender in respect of its obligations under the Transaction Documents (each, a “Hedge Counterparty”), and each such Lender, Issuing Lender, Administrative Agent and Hedge Counterparty may rely on this letter as if it were addressed to it as of the date hereof on the express condition and understanding that (i) this opinion letter speaks only as of the date hereof and (ii) we do not assume, and expressly disclaim, any obligation to update, revise, or supplement this opinion letter, or to communicate further with or advise any addressee or other person with respect to any matter covered in this letter or any change, development, occurrence, circumstance, or condition in respect of any such matter that occurs or arises after the date hereof.  In addition, copies of this letter may be provided to (but not be relied upon by) any governmental agency or authority having supervisory authority or jurisdiction over any Lender, the Issuing Lender, the Administrative Agent or any Hedge Counterparty, and may be disclosed pursuant to legal process, as may be required by law,

Exhibit C-1-7

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

and in connection with the enforcement of any rights and remedies under the Transaction Documents.  Notwithstanding the foregoing, Sidley Austin LLP shall be entitled to rely upon the views expressed herein as to matters of Vermont law in connection with their issuance of an opinion letter in connection with the execution and delivery of the Transaction Documents.
Very truly yours,

Primmer Piper Eggleston & Cramer PC

Exhibit C-1-8

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1-9

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-2
FORM OF OPINION OF SIDLEY AUSTIN LLP (CHICAGO), COUNSEL
TO THE BORROWER, THE PARENT, LNC AND THE BENEFICIARY

[See Attached]
*

Exhibit C-2-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-3
FORM OF OPINION OF IN-HOUSE COUNSEL OF
THE BENEFICIARY, THE UNDERLYING CEDING COMPANY AND LNC

[See Attached]
*

Exhibit C-3-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-4
FORM OF OPINIONS OF BARNES & THORNBURG LLP, COUNSEL
TO THE BENEFICIARY

[See Attached]
*

Exhibit C-4-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D
FORM OF LETTER OF CREDIT

CREDIT SUISSE AG
ONE MADISON AVENUE, 2ND FLOOR
NEW YORK, NY 10010
FOR INTERNAL IDENTIFICATION PURPOSES ONLY APPLICANT: LINCOLN REINSURANCE COMPANY OF VERMONT I
BENEFICIARY:
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
1300 S. CLINTON STREET
ATTN: TERESA CORDES
FORT WAYNE, IN 46802

ISSUE DATE:  DECEMBER 31, 2009
IRREVOCABLE LETTER OF CREDIT NO. TS-07005395
DEAR SIR OR MADAM:
WE HEREBY ESTABLISH THIS IRREVOCABLE LETTER OF CREDIT (“LETTER OF CREDIT”) IN YOUR FAVOR AS BENEFICIARY FOR DRAWINGS IN THE AMOUNT OF UP TO $550,000,000 (FIVE HUNDRED FIFTY MILLION UNITED STATES DOLLARS) (THE “STATED AMOUNT”) EFFECTIVE IMMEDIATELY.  THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT OUR OFFICE AT ONE MADISON AVENUE, 2ND FLOOR,  NEW YORK, NY 10010, ATTENTION: TRADE FINANCE/SERVICES DEPARTMENT AND EXPIRES WITH OUR CLOSE OF BUSINESS ON DECEMBER 31, 2019 (THE “EXPIRY DATE”) UNLESS EXTENDED AS HEREINAFTER PROVIDED.  EXCEPT WHEN THE STATED AMOUNT OF THE LETTER OF CREDIT IS INCREASED, THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR CONSENT.
THE TERM “BENEFICIARY” INCLUDES ANY SUCCESSOR BY OPERATION OF LAW OF THE NAMED BENEFICIARY, INCLUDING, WITHOUT LIMITATION, ANY LIQUIDATOR, REHABILITATOR, RECEIVER OR CONSERVATOR.
WE HEREBY UNDERTAKE TO PROMPTLY HONOR ANY SIGHT DRAFT(S) DRAWN ON US, INDICATING OUR LETTER OF CREDIT NO. TS-07005395, FOR ALL OR ANY PART OF THIS LETTER OF CREDIT UPON PRESENTATION OF (A) A SIGHT DRAFT IN THE FORM OF EXHIBIT A HERETO DRAWN ON US AND (B) A DRAW CERTIFICATION NOTICE IN THE FORM OF EXHIBIT B HERETO DATED THE DATE OF SUCH SIGHT DRAFT, IN EACH CASE AT OUR OFFICE SPECIFIED IN THE FIRST PARAGRAPH HEREOF ON OR BEFORE THE EXPIRY DATE HEREOF.  OTHER THAN YOUR SIGHT DRAFT(S) AND YOUR DRAW CERTIFICATION NOTICE(S), NO OTHER DOCUMENT(S) NEED BE PRESENTED.  UPON OUR HONORING ANY SUCH SIGHT DRAFT AND DRAW CERTIFICATION NOTICE PRESENTED

Exhibit D-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

HEREUNDER, THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY DECREASED IN AN AMOUNT EQUAL TO THE AMOUNT SO DRAWN.
EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENT, REQUIREMENT OR QUALIFICATION.  THE OBLIGATION OF CREDIT SUISSE AG, NEW YORK BRANCH UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF CREDIT SUISSE AG, NEW YORK BRANCH, AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO OR UPON OUR ABILITY TO PERFECT A LIEN, SECURITY OR ANY OTHER REIMBURSEMENT.
YOU MAY ELECT TO TERMINATE THIS LETTER OF CREDIT AS SET FORTH IN A WRITTEN NOTICE DELIVERED TO CREDIT SUISSE AG, NEW YORK BRANCH WITH A COPY TO THE APPLICANT, IN SUBSTANTIALLY THE FORM OF EXHIBIT C ATTACHED HERETO.
UPON APPLICANT’S WRITTEN NOTICE IN SUBSTANTIALLY THE FORM OF EXHIBIT D ATTACHED HERETO TO CREDIT SUISSE AG, NEW YORK BRANCH AND THE BENEFICIARY, THE APPLICANT MAY REQUEST A REDUCTION IN THE STATED AMOUNT OF THIS LETTER OF CREDIT (A “REDUCTION”).  IF THE BENEFICIARY APPROVES SUCH REDUCTION IN WRITING, SUCH REDUCTION SHALL BECOME EFFECTIVE AS OF CREDIT SUISSE AG, NEW YORK BRANCH’S RECEIPT OF SUCH APPROVAL.  FOLLOWING THE EFFECTIVENESS OF A REDUCTION IN THE STATED AMOUNT OF THIS LETTER OF CREDIT PURSUANT TO A REDUCTION NOTICE, THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL BE DECREASED IN AN AMOUNT EQUAL TO THE AMOUNT SET FORTH IN THE RELEVANT REDUCTION NOTICE.
THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE 1993 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION 500).  IF THIS CREDIT EXPIRES DURING AN INTERRUPTION OF BUSINESS AS DESCRIBED IN ARTICLE 17 OF SAID PUBLICATION 500, WE HEREBY SPECIFICALLY AGREE TO EFFECT PAYMENT IF THIS CREDIT IS DRAWN AGAINST WITHIN TWO BUSINESS DAYS AFTER THE RESUMPTION OF BUSINESS.

VERY TRULY YOURS,
CREDIT SUISSE AG, NEW YORK BRANCH

By:
Adrian Silghigian
Vice President

By:
Emma Artun
Asst. Vice President

Exhibit D-2

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-3

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT A to Irrevocable Letter of Credit No. TS-07005395

FORM OF SIGHT DRAFT

Credit Suisse AG, New York Branch
One Madison Avenue, 2nd Floor
New York, NY  10010
Attention:  Trade Finance/Services Department
Facsimile: (212) 325-8315
Electronic Mail: list-ib-lettersofcredit-ny@credit-suisse.com

Drawing Document under Irrevocable Letter of Credit No. TS-07005395 (the “Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of December 31, 2009, issued by Credit Suisse AG, New York Branch, as the Issuing Lender, in favor of The Lincoln National Life Insurance Company, as the Beneficiary.

The undersigned, a duly authorized officer of the Beneficiary, hereby certifies to the Issuing Lender as follows:

1.	The Lincoln National Life Insurance Company is the Beneficiary referred to in the Letter of Credit.
2.	The Beneficiary hereby requests a disbursement under the Letter of Credit in the amount of [_______]. Such disbursement shall be delivered by wire transfer to the following account:
Bank name:                                     [●]
Street address:                               [●]
                   [●]
SWIFT:                                            [●]
ABA#:                                             [●]
For Credit to:                                  [●]
Account number:                           [●]
3.
The Beneficiary acknowledges that pursuant to the terms of the Letter of Credit, upon the Issuing Lender honoring both this Drawing Document and the Draw Certification Notice, the Stated Amount of the Letter of Credit shall be automatically decreased in an amount equal to the amount so drawn and shall not be increased without an amendment to the Letter of Credit showing such increased face amount.

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Drawing Document on the _____ day of ________, _____.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as Beneficiary

By: _________________________________
      Name:
      Title:

Exhibit D-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT B to Irrevocable Letter of Credit No. TS-07005395
FORM OF DRAW CERTIFICATION NOTICE
Credit Suisse AG, New York Branch
One Madison Avenue, 2nd Floor
New York, NY  10010
Attention:  Trade Finance/Services Department
Facsimile: (212) 325-8315
Electronic Mail: list-ib-lettersofcredit-ny@credit-suisse.com

Reference is hereby made to (i) Letter of Credit No. TS-07005395, dated December 31, 2009 (the “Letter of Credit”) and (ii) the Reimbursement Agreement, dated December 31, 2009, as amended, restated, modified or supplemented from time to time (the “Reimbursement Agreement”), among Lincoln Reinsurance Company of Vermont I, a Vermont special purpose financial captive insurance company (the “Borrower”), Lincoln Financial Holdings, LLC II, a Delaware limited liability company (“Parent”), the several banks and other financial institutions from time to time parties thereto, and Credit Suisse AG, New York Branch, as Issuing Lender and Administrative Agent.  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Reimbursement Agreement.
Under the Letter of Credit and pursuant to Section 2.01(a)(i) of the Reimbursement Agreement, delivery of this Draw Certification Notice is a condition precedent to the obligation of the Issuing Lender to honor the draw requested by The Lincoln National Life Insurance Company as beneficiary under the Letter of Credit (the “Beneficiary”).

This Draw Certification Notice is delivered in connection with the request by the Beneficiary to draw $[•] of proceeds under the Letter of Credit.

The undersigned, [Name], as [Title]8 of the Beneficiary hereby certifies to the Issuing Lender and the Administrative Agent that as of the date hereof:

(i)            *.
(ii)           *.
(iii)          *.
(iv)          *.
(v)           *.
(vi)          *.
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as Beneficiary

By: _________________________________
      Name:
      Title:

8 Officer must hold the position of President, CEO, CFO, Treasurer or such other position of a commensurate level.

Exhibit D-5

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT C to Irrevocable Letter of Credit no. TS-07005395

 FORM OF NOTICE OF TERMINATION

Credit Suisse AG, New York Branch
One Madison Avenue, 2nd Floor
New York, NY  10010
Attention:  Trade Finance/Services Department
Facsimile: (212) 325-8315
Electronic Mail: list-ib-lettersofcredit-ny@credit-suisse.com

Notice of Termination under the Irrevocable Letter of Credit No. TS-07005395 (the “Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of December 31, 2009, issued by Credit Suisse AG, New York Branch, as the Issuing Lender, in favor of The Lincoln National Life Insurance Company, as the Beneficiary.

The undersigned, a duly authorized officer of the Beneficiary, hereby certifies to the Issuing Lender as follows:

1.	The Lincoln National Life Insurance Company is the Beneficiary referred to in the Letter of Credit.
2.	The Beneficiary hereby elects to terminate the Letter of Credit effective immediately and returns the original of such Letter of Credit and all amendment(s), if any, to the Issuing Lender.
IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Notice of Termination on the _____ day of ________, _____.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as Beneficiary

By: _________________________________
      Name:
      Title:

Copy:           LINCOLN REINSURANCE COMPANY OF VERMONT I

Exhibit D-6

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT D to Irrevocable Letter of Credit no. TS-07005395

FORM OF REDUCTION NOTICE

Credit Suisse AG, New York Branch
One Madison Avenue, 2nd Floor
New York, NY  10010
Attention:  Trade Finance/Services Department
Facsimile: (212) 325-8315
Electronic Mail: list-ib-lettersofcredit-ny@credit-suisse.com

The Lincoln National Life Insurance Company
1300 S. Clinton Street
Attn: Teresa Cordes
Fort Wayne, IN 46802

Reduction Notice under the Irrevocable Letter of Credit No. TS-07005395  (the “Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of December 31, 2009, issued by Credit Suisse AG, New York Branch, as the Issuing Lender, in favor of The Lincoln National Life Insurance Company, as the Beneficiary.

The undersigned, a duly authorized officer of the Applicant, hereby certifies to the Issuing Lender and the Beneficiary as follows:

1.	Lincoln Reinsurance Company of Vermont I is the Applicant referred to in the Letter of Credit.
2.	The Lincoln National Life Insurance Company is the Beneficiary referred to in the Letter of Credit.
3.	The Applicant has delivered a copy of this Reduction Notice to the Beneficiary concurrently with or prior to the delivery of this Reduction Notice to the Issuing Lender.
4.	The Applicant hereby requests a reduction in the Stated Amount of the Letter of Credit in an amount equal to [___________] (the “Reduction”).
5.
Pursuant to the terms of the Letter of Credit, following the effectiveness of the Reduction, the Stated Amount of the Letter of Credit shall be automatically decreased in an amount equal to [___________] and shall not be increased without the written consent of the Issuing Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

Exhibit D-7

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Applicant has executed and delivered this Reduction Notice on the _____ day of ________, _____.

LINCOLN REINSURANCE COMPANY OF VERMONT I, as Applicant

By: _________________________________
      Name:
      Title:

ACKNOWLEDGED AND APPROVED:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY,
as Beneficiary

By: _________________________________
      Name:
      Title:

Exhibit D-8
An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit E
FORM OF FINANCIAL STATEMENT CERTIFICATE
To:

Credit Suisse AG, New York Branch
One Madison Avenue, 2nd Floor
New York, NY  10010
Attention:  Trade Finance/Services Department

This certificate is given pursuant to Section 5.01(a)(i)(B) of the Reimbursement Agreement, dated December 31, 2009 as amended, restated, modified or supplemented from time to time (the “Reimbursement Agreement”, the terms defined therein being used herein as therein defined), among Lincoln Reinsurance Company of Vermont I, as Borrower thereunder (the “Borrower”), Lincoln Financial Holdings, LLC II, as a Loan Party thereunder, the Lenders party thereto, and Credit Suisse AG, New York Branch, as Issuing Lender and as Administrative Agent thereunder.
The undersigned hereby certifies that:

1.	This certificate has been executed on behalf of the Borrower by [____] (title) of the Borrower [signatory must be a Financial Officer of the Borrower].

2.
The person signing on behalf of the Borrower has made or caused to be made under supervision of the undersigned a review in reasonable detail of the transactions of the Borrower during the period covered by the reports of the Borrower delivered to the Administrative Agent pursuant to Section 5.01(a)(i)(A) of the Reimbursement Agreement.

3.
The examination described in paragraph 2 above did not disclose, and the Borrower has no knowledge of the existence of, any Default or Event of Default during or at the end of the period covered by such reports as of the date of this Certificate insofar as such Default or Event of Default relates to the Borrower or an agreement to which the Borrower is a party[, except for _________________].

4.
The examination described in paragraph 2 above did not disclose, and the Borrower has no knowledge of the existence of, any change in SAP or in the application thereof since the date of the most recently delivered financial statements delivered concurrently with this certificate [, except for :_____________. Such change had the following effect on the financial statements accompanying this certification:________________ ].

Exhibit E-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ____ day of ____, ____.

LINCOLN REINSURANCE COMPANY
OF VERMONT I

By: __________________________
       Name:
       Title:

Exhibit E-2

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit F
PERMITTED EXPENSES

Expense	Annual Estimate for 2010
Fees & Expenses of the HSBC Insurance Manager (or any subsequent manager) as the captive manager of the Borrower	$	*
Fees & Expenses of Primmer Piper Eggleston & Cramer P.C. (or any other counsel) as external counsel of the Borrower	$	*
Fees & Expenses of Ernst & Young (or any other accountant) as external auditor of the Borrower	$	*
Fees & Expenses of Milliman Inc. (or any other independent actuary) as external actuary of the Borrower	$	*
Fees of Bank of New York Mellon (or any other custodian) as asset custodian of the Borrower	$	*
Fees to Lincoln National Corporation and its Subsidiaries for Administrative Services to the Captive (including, without limitation, any administrative fees due under the Master Services Agreement)	$	*
Fees of Delaware Investment Advisors (or any other investment manager) as investment manager of the Borrower	$	*
Fees of Wells Fargo Bank (or any other cash manager) for cash management services of the Borrower (checks, wires, ACH)	$	*
Any administrative fees (exclusive of Obligations under the Loan Documents) payable to the Issuing Lender or Administrative Agent		*.

Exhibit F-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G
DIVIDEND PAYMENT FORMULA
The maximum dividend payable by the Borrower to the Parent on any Dividend Payment Date shall be an amount equal to the excess if any of (a) the Market Value of assets in the Surplus Account minus the Cumulative Tax Sharing Payments over (b) the Dividend Threshold; provided, however, that no dividends shall be (i) payable until the first Dividend Payment Date and (ii) paid if Cumulative Actual-to-Expected Mortality from the Effective Date to the current year’s Dividend Measurement Date exceeds *%
“Adjusted Claims” as of any Dividend Measurement Date means (a) the sum total of actual base Policy death benefits paid by the Borrower, net of Third Party Reinsurance, from the immediately preceding year’s Dividend Measurement Date (or, with respect to the first Dividend Measurement Date, from the Effective Date) through such current year’s Dividend Measurement Date plus the sum total of base Policy death benefits payable in respect of claims that were in the course of settlement as of, or were incurred but not reported on or prior to, such current year’s Dividend Measurement Date multiplied by (b) the Inforce Fraction as of the current year’s Dividend Measurement Date.
“Annual Expected Claims” for any given year means the projected base Policy death benefits net of Third Party Reinsurance for such year based upon the final Milliman “base case” projections completed and finalized prior to the Closing Date, which are included in Schedule A to the Dividend Payment Formula.
“Cumulative Actual-to-Expected Mortality” means the fraction of (a) Cumulative Claims as of the applicable Dividend Measurement Date, divided by (b) the sum total of the Annual Expected Claims for each year from the Effective Date to the current year’s Dividend Measurement Date.
“Cumulative Claims” means (a) on the first Dividend Measurement Date, the Adjusted Claims as of such Dividend Measurement Date, and (b) on each subsequent Dividend Measurement Date thereafter, the sum of (i) Cumulative Claims as of the immediately preceding year’s Dividend Measurement Date and (ii) the Adjusted Claims as of such current year’s Dividend Measurement Date.
“Cumulative Tax Sharing Payments” means the sum total of payments received or receivable by the Borrower under the Tax Sharing Agreement minus the sum total of payments paid by the Borrower under the Tax Sharing Agreement; provided, that such amount shall never be less than zero.
“Dividend Measurement Date” means, for each year, the March 31st immediately preceding the applicable Dividend Payment Date, with the first Dividend Measurement Date being March 31, 2017.
“Dividend Payment Date” means the Fee Payment Date occurring in July of each calendar year, with the first Fee Payment Date being *.

Exhibit G-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

“Dividend Threshold” means an amount equal to the sum of (a) an amount equal to the greater of (i) * times the Borrower’s Company Action Level Risk Based Capital, and (ii) $*, and (b) the greater of (i) the Statutory Book Value of assets held in the Funds Withheld Account minus the Market Value of assets in the Funds Withheld Account, in each case, as reported in respect of the month end period immediately prior to the applicable Dividend Measurement Date, and (ii) zero.
“Effective Date” means December 31, 2009.
“Inforce Fraction” means, as of a Dividend Measurement Date, the fraction of (a) the face amount of Policies, net of Third Party Reinsurance, projected to be in force as of the immediately preceding year’s Dividend Measurement Date (or, with respect to the first Dividend Measurement Date, as of March 31, 2016) based upon the final Milliman “base case” projections completed and finalized prior to the Closing Date, which are included on Schedule A to the Dividend Payment Formula, divided by (b) the face amount of all Policies net of Third Party Reinsurance, in force as of the immediately preceding year’s Dividend Measurement Date (or, with respect to the first Dividend Measurement Date, in force as of March 31, 2016).
“Policies” has the meaning given in the Reinsurance Agreement.
“Statutory Book Value” has the meaning given in the Reinsurance Agreement.
“Third Party Reinsurance” has the meaning given in the Reinsurance Agreement.
Capitalized terms used in this Exhibit G but not defined herein shall have the meanings assigned to them in the Reimbursement Agreement.

Exhibit G-2

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Schedule A to Exhibit G: Projected In-Force Face Amounts and Expected Claims

Value as of 3/31	Projected Inforce Face Amount	Annual Expected Claims
2010	*	*
2011	*	*
2012	*	*
2013	*	*
2014	*	*
2015	*	*
2016	*	*
2017	*	*
2018	*	*
2019	*	*
2020	*	*
2021	*	*
2022	*	*
2023	*	*
2024	*	*
2025	*	*
2026	*	*
2027	*	*
2028	*	*
2029	*	*
2030	*	*
2031	*	*
2032	*	*

Exhibit G-3

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

2033	*	*
2034	*	*
2035	*	*
2036	*	*
2037	*	*
2038	*	*
2039	*	*

Exhibit G-4

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit H

PARENT ACCOUNT AMOUNT

Parent Account Required Balance for the Calendar Year
Year	Balance of LOC Service Account ($amounts in millions)
2009	*
2010	*
2011	*
2012	*
2013	*
2014	*
2015	*
2016	*
2017	*
2018	*

Exhibit H-1

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.